Exhibit 10.1

EXECUTION VERSION

AMENDED AND RESTATED CREDIT CARD PROGRAM AGREEMENT

by and between

KOHL’S, INC.

and

CAPITAL ONE, NATIONAL ASSOCIATION

Dated as of March 14, 2022

NOTE: [*] = redacted text

5.6	Marketing of CreditWise to Kohl’s Persons; Bank Financial Products Information.	25
ARTICLE 6 CARDHOLDER AND CUSTOMER INFORMATION		25
6.1	Customer Information.	25
6.2	Qualified Kohl’s Customer List.	26
6.3	Cardholder Data.	26
6.4	Kohl’s Shopper Data.	28
6.5	Data Security.	28
ARTICLE 7 PROGRAM SERVICING AND STANDARDS		29
7.1	Reports; Data.	29
7.2	Servicing.	29
7.3	Customer Service.	29
7.4	Transfer of Servicing to Bank.	30
7.5	Bank Right to Assume Servicing.	31
7.6	Access; Audit.	31
7.7	Disaster Recovery Plans.	32
7.8	Sarbanes-Oxley Compliance.	33
7.9	Training.	33
ARTICLE 8 MERCHANT SERVICES		34
8.1	Transmittal and Authorization of Charge Transaction Data.	34
8.2	POS Terminals.	34
8.3	Kohl’s Channel Payments.	34
8.4	Settlement Procedures.	34
8.5	Returns of Kohl’s Goods and/or Services.	35
8.6	No Merchant Discount.	35
ARTICLE 9 PROGRAM ECONOMICS		35
9.1	Monthly Statement to Kohl’s.	35
9.2	Program-Related Payments.	36
9.3	Renegotiation of Terms.	36
9.4	Recoveries	36
9.5	Sharing of Program Bad Debts	36
ARTICLE 10 LICENSING OF TRADEMARKS; INTELLECTUAL PROPERTY		36
10.1	The Kohl’s Licensed Marks.	36
10.2	The Bank Licensed Marks.	38
10.3	Ownership and Licenses of Intellectual Property.	39
10.4	Bank Intellectual Property.	39
ARTICLE 11 REPRESENTATIONS, WARRANTIES AND COVENANTS		39
11.1	General Representations and Warranties of Kohl’s.	39
11.2	General Representations and Warranties of Bank.	41

11.3	General Covenants of Kohl’s.	43
11.4	General Covenants of Bank.	45
11.5	Interchange Lawsuit	46
11.6	Insurance.	46
ARTICLE 12 CONFIDENTIALITY		47
12.1	General Confidentiality.	47
12.2	Use and Disclosure of Confidential Information	48
12.3	Unauthorized Use or Disclosure of Confidential Information	49
12.4	Return or Destruction of Confidential Information	49
ARTICLE 13 RETAIL PORTFOLIO ACQUISITIONS AND DISPOSITIONS		50
13.1	Retail Portfolio Acquisitions and Dispositions.	50
ARTICLE 14 EVENTS OF DEFAULT; RIGHTS AND REMEDIES		50
14.1	Events of Default.	50
14.2	Defaults by Bank.	51
14.3	Defaults by Kohl’s.	51
14.4	Remedies for Events of Default.	52
ARTICLE 15 TERM/TERMINATION		52
15.1	Term.	52
15.2	Termination by Kohl’s Prior to the End of the Initial Term or a Renewal Term.	52
15.3	Termination by Bank Prior to the End of the Initial Term or Renewal Term.	52
ARTICLE 16 EFFECTS OF TERMINATION		52
16.1	General Effects.	52
16.2	Kohl’s Option to Purchase the Program Assets.	53
16.3	Rights of Bank if Purchase Option not Exercised.	55
16.4	Charged-Off Indebtedness	55
ARTICLE 17 INDEMNIFICATION		55
17.1	Kohl’s Indemnification of Bank.	55
17.2	Bank’s Indemnification of Kohl’s.	57
17.3	Procedures.	58
17.4	Notice and Additional Rights and Limitations.	59
ARTICLE 18 MISCELLANEOUS		59
18.1	Limitation of Liability.	59
18.2	Precautionary Security Interest.	59
18.3	Securitization; Participation.	59
18.4	Assignment.	60
18.5	Sale or Transfer of Accounts.	60
18.6	Subcontracting.	60
18.7	Amendment.	61

18.8	Non-Waiver.	61
18.9	Severability.	61
18.10	Waiver of Jury Trial and Venue.	62
18.11	Governing Law.	62
18.12	Fair Credit Reporting Act.	62
18.13	Captions.	62
18.14	Notices.	63
18.15	Further Assurances.	63
18.16	No Joint Venture.	63
18.17	Press Releases.	64
18.18	No Set-Off.	64
18.19	Conflict of Interest.	64
18.20	Third Parties.	64
18.21	Force Majeure.	64
18.22	Entire Agreement.	64
18.23	Binding Effect; Effectiveness.	65
18.24	Counterparts/Facsimiles/PDF E-Mails.	65
18.25	Survival.	65
18.26	Good Faith.	65
18.27	Cumulative Remedies.	65

This Amended and Restated Credit Card Program Agreement is made as of March 14, 2022 (the “Effective Date”), by and between KOHL’S, INC. (“Kohl’s”), a Delaware corporation with its principal offices at Menomonee Falls, Wisconsin, and Capital One, National Association (“Bank”), a national banking association organized under the laws of the United States with its home office at McLean, Virginia.

W I T N E S S E T H:

WHEREAS, Kohl’s (f/k/a Kohl’s Department Stores, Inc.) and Bank are party to that certain Private Label Credit Card Program Agreement dated as of August 11, 2010 (as the same has been modified, altered, supplemented, amended and/or restated prior to the Effective Date, the “Prior Program Agreement”);

WHEREAS, Bank has established programs to extend private label card and co-branded card credit to qualified customers for the purchase of goods and services;

WHEREAS, Kohl’s is engaged, among other activities, in operating retail stores and, together with Bank, the PLCC Program pursuant to the Prior Program Agreement;

WHEREAS, Kohl’s and Bank agree to establish the Co-Brand Program as described in this Agreement;

WHEREAS, the parties agree that the goodwill associated with the Kohl’s Licensed Marks contemplated for use hereunder is of substantial value which is dependent upon the maintenance of high quality services and appropriate use of the Kohl’s Licensed Marks pursuant to this Agreement; and

WHEREAS, the parties agree to amend and restate the Prior Program Agreement in its entirety pursuant to this Agreement.

NOW, THEREFORE, in consideration of the terms, conditions and mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Kohl’s and Bank agree as follows:

ARTICLE 1

DEFINITIONS
1.1.
Generally.

The following terms shall have the following meanings when used in this Agreement:

“Account” means a PLCC Account or Co-Brand Account, as applicable.

“Account Documentation” means, with respect to an Account, any and all documentation relating to that Account, including Credit Card Documentation, checks or other forms of payment with respect to an Account, credit bureau reports (to the extent not prohibited from transfer by contract with the credit bureau), adverse action notices, change in terms notices, other notices, correspondence, memoranda, documents, stubs, instruments, certificates, agreements, magnetic tapes, disks, hard copy formats or other computer-readable data transmissions, any microfilm, electronic or other copy of any of the foregoing, and any other written, electronic or other records or materials of whatever form or nature, whether tangible or intangible, including information arising from or relating or pertaining to any of the foregoing to the extent related to the Program; provided that Account Documentation shall not include Kohl’s register tapes, invoices, sales or shipping slips, delivery and other receipts or other indicia of the sale of Kohl’s Goods and/or Services.

“Account Terms” means the financial terms and conditions applicable to Cardholders with respect to PLCC Accounts or Co-Brand Accounts, as applicable, including finance charge rates and other charges with respect to Accounts, grace periods and fees. The Account Terms as of the Effective Date with respect to the PLCC Program are set forth on Schedule 2.3(a).

“Acquired Program” has the meaning set forth in Section 1(a) of Schedule 13.1.

“Acquiring IP Party” has the meaning set forth in Section 10.3(a).

“Affected Party” has the meaning set forth in Section 6.5(b).

“Affiliate” means, with respect to any Person, each Person that controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Credit Card Program Agreement, together with all of its schedules and exhibits, and, if modified, altered, supplemented, amended and/or restated, as the same may be so modified, altered, supplemented, amended and/or restated from time to time.

“Apple Pay” means Apple’s mobile payment platform.

“Applicable Law” means all applicable federal, state and local laws, statutes, regulations, regulatory guidance, orders or directives, opinions and interpretations of any Governmental Authority, including any written examination report produced by a Regulator of the Bank and delivered to Bank, as may be amended and in effect from time to time during the Term of this Agreement, including: (i) the Truth in Lending Act, the Credit Card Accountability Responsibility and Disclosure Act of 2009 and Regulation Z; (ii) the Equal Credit Opportunity Act and Regulation B; (iii) the Fair Debt Collection Practices Act; (iv) the Fair Credit Reporting Act; (v) the Gramm-Leach-Bliley Act and its implementing regulations (“GLBA”); (vi) the USA PATRIOT Act and its implementing regulations; (vii) the Federal Trade Commission Act; (viii) written Federal Financial Institutions Examination Council (“FFIEC”) guidelines; (ix) Title X of the Consumer Financial Protection Act of 2010; and (x) the safety and soundness standards of the federal Governmental Authorities with jurisdiction over Bank.[*]

“Bank” has the meaning set forth in the Introduction.

“Bank Collection and Recovery Activities” has the meaning set forth in Section 2 of Schedule 4.1(c).

“Bank Compliance Manager” has the meaning set forth in Section 3.2(c)(iv).

“Bank Corresponding Products” means [*]

“Bank Event of Default” means the occurrence of any one of the events listed in Section 14.2 hereof or an Event of Default of Bank.

“Bank Financial Products Information” has the meaning set forth in Section 5.6(c).

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“Bank Licensed Marks” means the trademarks, trade names, service marks, logos and other proprietary designations of Bank listed on Schedule B (as it may hereafter be amended) and licensed to Kohl’s under Section 10.2.

“Bank Matters” has the meaning set forth in Section (b) of Schedule 3.7.

“Bank Nominee” means each nominee representing the Bank on the Management Committee.

“Bank-owned Intellectual Property” has the meaning set forth in Section Error! Reference source not found..

“Bank Program” means [*]

“Bank Systems” means hardware, software, databases, computers, systems and networks which Bank utilizes in support of the Program.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, or any other applicable state or federal bankruptcy, insolvency, moratorium or other similar law and all laws relating thereto.

“Billing Cycle” means the interval of time between regular periodic Billing Dates for an Account.

“Billing Date” means, for any Account, the last day of each regular period when the Account is billed.

“Billing Statement” means a summary of Account credit and debit transactions for a Billing Cycle including a descriptive statement covering purchases of Kohl’s Goods and/or Services and, for Co-Brand Accounts, other goods and/or services and a statement with only past-due account information.

“BINs” has the meaning set forth in Section 3(e) of Schedule 2.2(b).

“Branded Book Provisions” means [*]

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, on which Kohl’s corporate offices and Bank both are open for business.

“Cardholder” means a PLCC Cardholder or Co-Brand Cardholder, as applicable.

“Cardholder Data” means all personally identifiable information about a Cardholder, applicant, pre-screen subject (subject to Section 5.4(a)), or authorized user received by or on behalf of Bank (including by Kohl’s as servicer) in connection with the Program, including in connection with the Cardholder’s application for or use of a Credit Card or Account or otherwise obtained by or on behalf of Bank (including by Kohl’s as servicer) for inclusion in a database of Cardholder information, but shall not include Kohl’s Shopper Data.

“Cardholder Indebtedness” means all amounts charged and owing to Bank by Cardholders with respect to Accounts (including finance charges, late fees and other similar fees), whether or not billed, less the amount of any payments received, any credit balances owing by Bank to Cardholders, including any credits associated with returns of goods and/or services (including Kohl’s Goods and/or Services) and similar credits and adjustments, whether or not billed.

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“Cardholder List” means any list in electronic form that identifies or provides a means of differentiating Cardholders, including any such electronic listing that includes the names, addresses, email addresses (as available), telephone numbers or social security numbers of any or all Cardholders.

“Change in Control” means, with respect to any Person (the “Subject Party”): (i) a Person or group that is not an Affiliate of the Subject Party immediately prior to the relevant transaction (other than a merger, consolidation or other business combination, which is addressed in clause (ii)) becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting rights attached to all the then outstanding voting securities of the Subject Party following the consummation of such transaction; (ii) a merger, consolidation, or other form of business combination of the Subject Party with a Person that is not an Affiliate of the Subject Party immediately prior to the relevant transaction which results in beneficial owners of the total voting rights attached to all the then outstanding voting securities of the Subject Party (or its ultimate parent company) immediately prior to such transaction, not having beneficial ownership, directly or indirectly of more than fifty percent (50%) of the total voting rights attached to all the then outstanding voting securities of the company resulting from the consummation of such merger, consolidation, or other combination or its ultimate parent entity; or (iii) the sale, lease or exchange of all or substantially all of the assets of the Subject Party in one transaction or a series of transactions, other than to any Person that is an Affiliate of the Subject Party immediately prior to such transaction.

“Charge Transaction Data” means the transaction information with regard to each purchase of Kohl’s Goods and/or Services by a PLCC Cardholder on credit and each return of Kohl’s Goods and/or Services or other adjustment for credit in the form of electronic information.

“Co-Brand Account” means a Co-Branded Credit Card-accessed open-end credit account established in favor of a Co-Brand Cardholder, pursuant to which such Co-Brand Cardholder may finance the purchase of goods and/or services, subject to the terms of a Credit Card Agreement.

“Co-Brand Cardholder” means any individual who has been issued a Co-Branded Credit Card regardless of the individual’s place of residency. “Co-Brand Cardholder” also includes, where the context requires, authorized users.

“Co-Brand Program” means the co-branded general purpose credit card program established by Kohl’s and Bank and made available to Co-Brand Cardholders and qualified applicants for the purchase of goods and/or services, including the extension of credit, billings, collections, customer service and accounting between the parties.

“Co-Brand Program Launch Date” has the meaning set forth in Section 2(a) of Schedule 2.2(b).

“Co-Brand Transition Date” has the meaning set forth in Section 6(b) of Schedule 2.2(b).

“Co-Brand Value Proposition” means Kohl’s new Co-Brand Account opening discounts, coupons, promotional card event discounts, and any other card-related promotional or rewards programs with respect to the Co-Brand Program as may be established by Kohl’s from time to time, subject to Section 8 of Schedule 2.2(b).

“Co-Branded Credit Card” means a credit card issued by Bank to a Cardholder in connection with the Program which bears, or is associated with, a Kohl’s Licensed Mark and the trademarks, trade names, service marks, logos and other proprietary designations of a Payment Network.

[*]

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“Confidential Information” has the meaning set forth in Section 12.1(a).

“Conforming Payment” means a single payment, made by check or money order, mailed to the applicable mail payment remittance address, made by or on behalf of a Cardholder on an Account that is accompanied by a single payment coupon in the Kohl’s-provided mailing envelope and which does not contain cash, staples, paper clips, tape or correspondence.

“Consistently” or “Consistent” means [*]

“Cost Allocation” means each party’s designated share of the costs, which shall be [*]

“Credit Card” means a Private Label Credit Card or Co-Branded Credit Card, as applicable.

“Credit Card Agreement” means the credit card agreement between Bank and a Cardholder (and any replacement of such agreement), governing the use of an Account, together with any amendments, modifications or supplements which now or hereafter may be made to such Credit Card Agreement (and any replacement of such agreement).

“Credit Card Application” means Bank’s credit application which must be completed and submitted for review to Bank by individuals who wish to become Cardholders.

“Credit Card Documentation” means, with respect to Accounts, all Credit Card Applications, Credit Card Agreements, Credit Cards, the Program Privacy Policy and Billing Statements relating to such Accounts.

“Credit Downgrade Adjustment” has the meaning set forth in Section 1(g)(ii) of Schedule 9.2.

“CreditWise” means the credit monitoring tool existing as of the Effective Date generally made available by Bank to consumers, or any other similar tool or offering made available by or on behalf of Bank from time to time.

“Development Agreement” has the meaning set forth in Section 10.3(b)(i).

“Digital Wallet” has the meaning set forth in Schedule 2.4(c).

“Direct Settlement” has the meaning set forth in Section 4(a) of Schedule 2.2(b).

“Disclosing Party” has the meaning set forth in Section 12.1(d).

“Divided Purchase” has the meaning set forth in Section 16.2(a).

“Effective Date” has the meaning set forth in the Introduction.

“Enhancement Products” means the Credit Card enhancement products or services that are offered to Cardholders as mutually determined by the parties pursuant to Sections 3.3 - 3.6 from time to time. For the avoidance of doubt, the Enhancement Products do not include merchandise purchased by Cardholders through Kohl’s Channels.

“Event of Default” means the occurrence of any one of the events listed in Section 14.1.

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“Exigent Circumstances” means circumstances that would or could reasonably be expected to require a party to take action to avoid (i) a material loss or material fraud event for such party or the Program, (ii) a material systems interference or security breach, or (iii) violation of Applicable Law.

“Express Mail Payment” means a payment made by check or money order by or on behalf of a Cardholder on an Account and mailed to Kohl’s at the designated address for express mail using a United States expedited mail service.

“Federal Funds Rate” means the offered rate as reported in The Wall Street Journal in the “Money Rates” section for reserves traded among commercial banks for overnight use in amounts of one million dollars or more, as published in the most recent Friday edition prior to any required payment or settlement date in which such offered rate is reported, and if such rate is not so reported in any Friday edition of The Wall Street Journal during the thirty (30) day period preceding such required payment or settlement date, such offered rate as reported in another publication reasonably acceptable to the parties.

“FFT” means [*]

“Financial Incentives” has the meaning set forth in Section 11.3(i).

“FinCEN” means the Financial Crimes Enforcement Network.

“GAAP” means generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, state or local domestic, foreign or supranational governmental, regulatory or self-regulatory authority, agency, court, tribunal, commission or other governmental, regulatory or self-regulatory entity.

“Indemnified Party” has the meaning set forth in Section 17.3(a).

“Indemnifying Party” has the meaning set forth in Section 17.3(a).

“Initial Development Project” has the meaning set forth in Section Error! Reference source not found..

“Initial Term” has the meaning set forth in Section 15.1.

“Inserts” has the meaning set forth in Section 5.3(a).

“Intellectual Property” means, on a worldwide basis, other than with respect to Kohl’s Licensed Marks or Bank Licensed Marks, any and all: (i) rights associated with works of authorship, including copyrights, moral rights and mask-works; (ii) trademarks and service marks and the goodwill associated therewith; (iii) trade secret rights; (iv) patents, designs, algorithms and other industrial property rights; (v) other intellectual and industrial property rights of every kind and nature, however designated, whether arising by operation of law, contract, license or otherwise; and (vi) applications, registrations, renewals, extensions, continuations, divisions or reissues thereof now or hereafter in force (including any rights in any of the foregoing).

“Interest Free Plans” has the meaning set forth in Section 5.5.

“IP Owner” has the meaning set forth in Section 10.3(a).

“IRS” means the Internal Revenue Service.

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“Jointly Developed Credit Models” has the meaning set forth in Section 1(a) of Schedule 4.6(e).

“Knowledge” means, with respect to either Kohl’s or the Bank, the actual knowledge of each respective party’s Manager.

“Kohl’s” has the meaning set forth in the Introduction.

“Kohl’s Channels” means all retail establishments owned or operated by Kohl’s or its Affiliates in the United States (including Licensee departments therein) and all mail order, catalog, Internet outlets (including websites operated by Kohl’s or its Licensees) and other direct access media within the United States that are owned or operated by Kohl’s, its Affiliates or its Licensees.

“Kohl’s Channel Payment” means any payment on an Account made in a Kohl’s Channel by a Cardholder or a person acting on behalf of a Cardholder, including: (i) in a Kohl’s store, (ii) online (solely with respect to the PLCC Program and solely prior to the Systems/Servicing Transition), and (iii) by telephone through the Program call center (solely with respect to the PLCC Program and solely prior to the Systems/Servicing Transition).

“Kohl’s Co-Brand Purchases” has the meaning set forth in Section 4(a) of Schedule 2.2(b).

“Kohl’s Core Systems” has the meaning set forth in Section 4.10.

“Kohl’s Event of Default” means the occurrence of any one of the events listed in Section 14.3 or an Event of Default of Kohl’s.

“Kohl’s Goods and/or Services” means the products and services sold by Kohl’s or through Kohl’s Channels.

“Kohl’s Licensed Marks” means the trademarks, trade names, service marks, logos and other proprietary designations of Kohl’s or its Affiliates listed on Schedule A (as it may hereafter be amended) and licensed to Bank by Kohl’s or its Affiliates under Section 10.1.

“Kohl’s Matters” has the meaning set forth in Section (a) of Schedule 3.7.

“Kohl’s Nominee” means each nominee representing Kohl’s on the Management Committee.

“Kohl’s Pay” means Kohl’s mobile payment platform.

“Kohl’s Persons” has the meaning set forth in Section 5.6(a).

“Kohl’s On-Line Channel” means any digital Kohl’s Channel, including all websites and mobile applications owned or operated by Kohl’s or its Affiliates, whereby Kohl’s Goods and/or Services can be purchased using a Private Label Credit Card or through which new Accounts are being originated.

“Kohl’s Shopper” means any Person who (a) makes purchases of Kohl’s Goods and/or Services, whether or not he/she uses a Credit Card, (b) is identified by Kohl’s as having entered a Kohl’s Channel, or (c) is identified by Kohl’s as having been solicited by Kohl’s to make a purchase of Kohl’s Goods and/or Services.

“Kohl’s Shopper Data” means all personally identifiable information regarding a Kohl’s Shopper, including information that is obtained by Kohl’s in connection with such Kohl’s Shopper making a purchase of Kohl’s Goods and/or Services, including all transaction and experience information collected

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by Kohl’s with regard to each purchase made by a Kohl’s Shopper and the item-specific transaction information collected about Cardholders with respect to purchases of Kohl’s Goods and/or Services.

“Legacy Accounts” means accounts owned by Kohl’s that were not included in the portfolio of Purchased Accounts under the Purchase Agreement.

“Licensee(s)” means any Person(s) authorized by Kohl’s to operate in and sell Kohl’s Goods and/or Services from Kohl’s Channels under the Kohl’s Licensed Marks.

“Lockbox Obligations” means the mail, lockbox, and check processing activities that Bank performs to service the Accounts, as further described in Schedule 7.2.

“Management Committee” means the committee established pursuant to Section 3.3.

“Manager” has the meaning set forth in Section 3.2(a).

“Monthly Settlement Sheet” has the meaning set forth in Section 9.1(c).

“Net Interchange Income” [*]

“Net Settlement Amount” has the meaning set forth in Section 8.4(b).

“New Mark” has the meaning set forth in Sections 10.1(b) and 10.2(b).

“Nominated Purchaser” has the meaning set forth in Section 16.2(a).

“Non-Conforming Payment” means any payment, made by check, cash or money order, mailed to the applicable mail payment remittance address made by or on behalf of a Cardholder on an Account, other than a Conforming Payment or an Express Mail Payment.

“Notified Party” has the meaning set forth in Section 4.9(e).

“NPPI” has the meaning set forth in Section 12.2(c).

“OFAC” has the meaning set forth in Section 4.3(d)(i).

“On-Line Disposition” has the meaning set forth in Schedule 9.3.

“Operating Policies” has the meaning set forth in Section 4.1(b).

“Operating Standards” has the meaning set forth in Section 2 of Schedule 4.1(c).

“Outside Date” has the meaning set forth in Section 16.2(c).

“party” means Kohl’s or Bank, as the circumstances warrant, and “parties” means both Kohl’s and Bank.

“Payment” means any Conforming Payment, Non-Conforming Payment or an Express Mail Payment.

“Payment Network” means a card association or card network for the Co-Brand Program selected by Kohl’s in accordance with Schedule 2.2(b).

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“Payment Network Rules” means the applicable (i.e., relating to Credit Card issuance and Credit Card acceptance rather than acceptance of credit cards generally, including pursuant to any written agreement between either party and any Payment Network) by-laws and other membership and operating rules of the Payment Network, as amended, waived or otherwise modified by such Payment Network from time to time.

“Person” means and includes any individual, partnership joint venture, corporation, company, bank, trust, unincorporated organization, government or any department, agency or instrumentality thereof.

“PLCC Account” means a Private Label Credit Card-accessed open-end credit account established in favor of a PLCC Cardholder, pursuant to which such PLCC Cardholder may finance the purchase of Kohl’s Goods and/or Services from Kohl’s Channels, subject to the terms of a Credit Card Agreement.

“PLCC Cardholder” means any individual who has been issued a Private Label Credit Card regardless of the individual’s place of residency. “PLCC Cardholder” also includes, where the context requires, authorized users.

“PLCC Program” means the private label credit card program established by Kohl’s and Bank and made available to PLCC Cardholders and qualified applicants for the purchase of Kohl’s Goods and/or Services through Kohl’s Channels, including the extension of credit, billings, collections, customer service, and accounting between the parties.

“PLCC Value Proposition” means Kohl’s new PLCC Account opening discounts, coupons, promotional card event discounts, and any other card-related promotional or rewards programs applicable to the PLCC Program as may be established by Kohl’s from time to time.

“POS” means point of sale.

“Prime Rate” means, as of the date of any calculation, the highest (U.S.) Prime Rate published in the Money Rates section of The Wall Street Journal on the last day of the most recently ended quarter or, if The Wall Street Journal stops publishing such rate, a similar rate mutually determined by the parties pursuant to Sections 3.3 - 3.6.

“Prior Program Agreement” has the meaning set forth in the Introduction.

“Privacy Act and Regulations” has the meaning set forth in Section 12.2(c).

“Private Label Credit Card” means a credit card issued by Bank to a Cardholder in connection with the Program which bears, or is associated with, a Kohl’s Licensed Mark and may be used to finance purchases of Kohl’s Goods and/or Services.

“Processing Day” means every calendar day on which Bank’s third party payment processor processes payments, excluding any holidays on which Bank’s third party payment processor does not process payments.

“Pro Forma Remaining Footprint Sales Decline” means [*]

“Program” means the PLCC Program and Co-Brand Program, collectively.

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“Program Assets” means the Accounts, Account Documentation, Cardholder List, Cardholder Data, Solicitation Materials and all Cardholder Indebtedness (excluding Cardholder Indebtedness that has been or properly should have been charged-off by Bank) (whether held by Bank, Kohl’s or a third party).

“Program Privacy Policy” means the privacy policy and associated disclosures to be provided by Bank to Cardholders in connection with the Program, the form of which as of the Effective Date is attached hereto as Schedule 6.3(b) hereto.

“Program Purchase Date” has the meaning set forth in Section 16.2(c).

“Program Website” has the meaning set forth in Section 4.8(a).

“Program Year” means the period commencing on March 1 and ending on the last day of February of the subsequent year, and each subsequent twelve (12) month period until the termination of this Agreement; provided that for purposes of determining any amounts payable on a Program Year basis, (i) there will be no pro-rata reduction for the first (1st) Program Year and (ii) amounts for the final Program Year shall be pro-rated based on the actual number of days in such Program Year as compared to a 365-day year.

“Purchase Agreement” means that certain Purchase and Sale Agreement between Bank and Chase Bank USA, National Association dated March 31, 2011.

“Purchase Notice” has the meaning set forth in Section 16.2(b).

“Purchase Option” has the meaning set forth in Section 16.2(a).

“Purchased Accounts” means those certain assets related to the Kohl’s private label credit card program set forth in the Purchase Agreement.

“Qualified Kohl’s Customer” means customers of Kohl’s that Kohl’s determines are available to be solicited for Accounts under the Program.

“Qualified Kohl’s Customer List” means the list of Qualified Kohl’s Customers provided from time to time by Kohl’s to Bank for purposes of soliciting such Persons for the Program.

“Receiving Party” has the meaning set forth in Section 12.1(d).

“Regulators” has the meaning set forth in Section 7.6(a).

“Regulatory SLAs” have the meaning set forth on Schedule 7.3(a).

“Remediation Period” has the meaning set forth in Section 7.5(a)(i).

“Renewal Term” has the meaning set forth in Section 15.1.

“Reserve” has the meaning set forth in Section 18.2(b)(ii)(B).

“Residual Knowledge” has the meaning set forth in Section 2 of Schedule 4.6(e).

“Risk Adjusted Revenue” has the meaning set forth in Section 1(a) of Schedule 9.2.

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“Risk Management Policies” means the risk management policies, procedures and practices for the PLCC Program and/or Co-Brand Program, as applicable, including policies, procedures and practices for credit and Account openings, Transaction authorization, credit line management, over-limit decisions, Account closures, payment crediting, anti-money laundering, identity theft and charge-offs, all of which shall at all times comply with Applicable Law

“SAR” has the meaning set forth in Section 4.3(d)(iv).

“SDN List” has the meaning set forth in Section 4.3(d)(i).

“Service Level Failure” means the failure by the servicing party to meet any Regulatory SLA contained in Schedule 7.3(a).

“Service Level Transfer Event” has the meaning set forth in Section 7.5(a)(i).

“SLA” means any service level set forth on Schedule 7.3(a) or Schedule 7.3(b).

“Solicitation Materials” means documentation, materials, artwork, copy, trademarks (excluding the Kohl’s Licensed Marks and the Bank Licensed Marks), copyrights and any protectible items, in any format or media (including television and radio), used to promote or identify the Program to Cardholders and potential Cardholders, including direct mail solicitation materials and coupons.

“SOX Laws” has the meaning set forth in Section 7.8.

“Stores Disposition” has the meaning set forth in Schedule 9.3.

“Systems/Servicing Transition” has the meaning set forth in Section 4.1(c).

“Systems/Servicing Transition Date” has the meaning set forth in Section 3(b) of Schedule 4.1(c).

“Term” means the Initial Term and each Renewal Term. For the avoidance of doubt, Program Years and Program Months (as defined in Schedule 9.2) will continue to occur during the Termination Period.

“Termination Period” means the period beginning with the date of any notice of termination or non-renewal pursuant to Article 15 and ending on (a) the last Program Purchase Date, if Kohl’s or its designee purchases the Program Assets or, (b) if Kohl’s does not exercise its Purchase Option, the later of (i) the termination or expiration of this Agreement and (ii) the earlier of (A) Kohl’s written notice that it will not exercise its Purchase Option and (B) expiration of the Purchase Option.

“Trademark Style Guide” means any rules governing the manner of usage of trademarks, trade names, service marks, logos and other proprietary designations.

“Transaction” means any purchase of Kohl’s Goods and/or Services through a Kohl’s Channel using a Private Label Credit Card or PLCC Account number.

“Triggering Event” has the meaning set forth in Section 18.2(b)(ii).

“United States” means the fifty states of the United States, the District of Columbia, the Commonwealth of Puerto Rico and any territory or possession of the United States or any political subdivision thereof.

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“Value Proposition” means the PLCC Value Proposition or Co-Brand Value Proposition, as applicable.

1.2
Miscellaneous.

As used herein,

(a)
all references to the plural number shall include the singular number (and vice versa),
(b)
words of one gender shall be held to include any other gender (or non-binary status) as the context requires,
(c)
the word “or” shall not be exclusive,
(d)
“$” or “dollars” shall be deemed references to United States dollars,
(e)
unless otherwise specified, all references to days, months, quarters or years shall be deemed to be preceded by the word “calendar,”
(f)
compliance with Payment Network Rules shall be deemed to mean compliance “in all material respects” with Payment Network Rules,
(g)
all references to “herein,” “hereunder,” or like words shall refer to this Agreement as a whole and not to any particular section, subsection or clause contained in this Agreement, and
(h)
all references to “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.”

ARTICLE 2

ESTABLISHMENT OF THE PROGRAM
2.1
Generally; Amendment and Restatement.
(a)
Pursuant to the terms and conditions of this Agreement, Kohl’s and Bank shall participate in the Program.
(b)
The provisions of this Agreement shall take effect as of the Effective Date and shall amend and restate and supersede and replace the Prior Program Agreement in its entirety as of the Effective Date.
2.2
Credit Programs.
(a)
As of the Effective Date, Bank shall continue to offer Private Label Credit Cards to qualified customers in accordance with this Agreement and the applicable Credit Card Agreement.
(b)
The parties agree that terms specific to the Co-Brand Program are set forth on Schedule 2.2(b), including with respect to the launch thereof.

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2.3
Account Terms.
(a)
As of the Effective Date, the parties acknowledge that the Account Terms with respect to the PLCC Accounts are set forth in the table set forth on Schedule 2.3(a).
(b)
During the Term, except as set forth in this Section 2.3(b), any modifications to the Account Terms (including any change to the then-generally offered (i.e., not as amended or waived on a case-by-case basis) late payment fee and/or any proposed addition or deletion of terms that would constitute Account Terms), will be made solely as determined pursuant to Sections 3.3 - 3.7. [*] Further, the parties agree that the addition of any installment-on-card solution (such as [*]) to the Program would require a change in the Account Terms and be subject to the provisions of this Section 2.3(b).
(c)
[*]
(d)
[*]
2.4
[*]; FFT; Digital Wallets; Kohl’s Pay; Apple Pay.
(a)
[*]
(b)
FFT. The parties agree as set forth on Schedule 2.4(b) with respect to FFT.
(c)
Digital Wallets. The parties agree as set forth on Schedule 2.4(c) with respect to Digital Wallets.
(d)
Kohl’s Pay. The parties agree as set forth in Schedule 2.4(d) with respect to Kohl’s Pay.
(e)
Apple Pay. The parties agree as set forth in Schedule 2.4(e) with respect to Apple Pay.
2.5
Exclusivity.
(a)
[*]
(b)
[*]
(c)
[*]
(d)
[*]
(e)
[*]
(f)
[*]
(g)
Retail Portfolio Acquisition. Notwithstanding this Section 2.5, Bank’s sole rights with respect to credit card portfolios acquired by Kohl’s or its Affiliates are set forth in Schedule 13.1.
(h)
[*]
(i)
[*]
(j)
[*]

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2.6
Non-Solicitation.

Except as contemplated by Section 3(d)(iii) of Schedule 4.1(c), neither party shall specifically target, recruit, or solicit for employment any employees of the other party or its Affiliates who supports the Program during the Term and for a [*] period following the end of the Term. Notwithstanding the foregoing in this Section 2.6, neither party shall be precluded from hiring any such employee who: (a) responds to a general solicitation placed by a party or its Affiliates or its retained recruiting firm; or (b) has been terminated prior to commencement of employment discussions between a party or its Affiliates and such employee. Bank and Kohl’s and their respective Affiliates shall be entitled to specific performance of such provisions in addition to any other remedies that they may have at law or in equity.

ARTICLE 3

PROGRAM MANAGEMENT
3.1
Program Objectives.

In performing its responsibilities with respect to the management and administration of the Program, each party shall be guided by the following Program objectives:

(a)
To enhance the experience of Kohl’s Shoppers shopping for Kohl’s Goods and/or Services;
(b)
To maximize Kohl’s profitable sales growth while increasing retail sales of Kohl’s Goods and/or Services;
(c)
To drive Kohl’s brand value;
(d)
To maximize Program economics for the mutual benefit of the parties in accordance with the terms of this Agreement while minimizing operational and funding costs and complexity;
(e)
To provide competitive FFT to Cardholders;
(f)
To manage the Program in accordance with safe and sound banking practices; and
(g)
To design, test and, if mutually determined by the parties pursuant to Sections 3.3 - 3.6, launch additional financial products that will support the Program objectives set forth in Section 3.1(a)-(f).
3.2
Program Managers; Program Team.
(a)
Kohl’s and Bank shall each appoint one Program manager (each, a “Manager”). The Managers shall exercise day-to-day operational oversight of the Program and coordinate the efforts between Kohl’s and Bank. Kohl’s and Bank shall endeavor to provide stability and continuity in the Manager positions and each party’s other Program personnel. The Manager for each of Kohl’s and Bank as of the Effective Date is set forth on Schedule 3.2(a). Notwithstanding the foregoing, Kohl’s and Bank acknowledge and agree that they are each responsible for all employment decisions and functions,

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including those related to hiring, firing, establishing wages and hour requirements, disciplining, supervising, and record keeping related to their own employees.
(b)
Each Bank Manager shall have substantial relevant experience, including experience with the credit card industry, comparable customer demographics and loyalty programs and shall have been [*]. The appointment of a new Manager by Bank shall be made in accordance with Sections 3.3 – 3.7. [*]
(c)
Bank shall make available to Kohl’s without additional cost the services of the following employees of the Bank to support the Program:
(i)
[*]
(ii)
[*]
(iii)
[*]
(iv)
[*]
(d)
[*]
(e)
[*]
(f)
Except as the parties may otherwise mutually determine pursuant to Sections 3.3 - 3.6, appropriate Bank personnel will visit, subject to applicable health and safety protocols, Kohl’s offices (or other such locations with Kohl's Program personnel) [*]
3.3
Management Committee.

The parties hereby establish a committee (the “Management Committee”) to perform the functions set forth in Section 3.4 including reviewing the conduct of the Program pursuant to this Agreement and to perform any other action that, pursuant to any express provision of this Agreement, requires its action. The Management Committee shall consist of [*] As of the Effective Date, the Kohl’s Nominees and Bank Nominees will be the same as those in place immediately prior to the Effective Date. Each party shall nominate its Manager to serve as one of its nominees on the Management Committee. At least one nominee from each party shall be the individual with overall responsibility for the performance of the Program within his or her respective corporate organization, [*]. Each Bank Nominee will serve on the Management Committee for a minimum of [*], unless the Bank Nominee’s employment with the Bank terminates or Bank Nominee is a Manager who is replaced pursuant to Section 3.2(b) herein. Each party may substitute one of its nominees to the Management Committee upon termination of such nominee’s employment with the party; provided that the substitute nominee satisfies the requirements of this Section 3.3. Each party shall provide the other party with as much prior notice of such substitution as is reasonably practicable under the circumstances.

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3.4
Functions of the Management Committee.

The Management Committee shall serve as a forum for the parties to discuss and recommend initiatives to improve the Program. The Management Committee shall also have decision-making authority regarding various aspects of the Program as set forth in this Agreement. In performing its functions, the Management Committee will act in accordance with the terms of this Agreement. Specifically the Management Committee shall:

(a)
Monitor and review Program activities, financial performance of the Program and key portfolio performance data;
(b)
Monitor activities of competitive programs [*] and consumer behavior changes, identify implications of market trends and develop initiatives to present to Kohl’s to ensure that the Program remains competitive;
(c)
Review and recommend Enhancement Products, changes to the Account Terms, etc.;
(d)
Carry out such other tasks as are assigned to it by this Agreement or jointly by the parties;
(e)
[*]
(f)
Attempt in good faith to resolve any disputes that arise between Kohl’s and Bank with respect to the Program, including any disputes relating to Bank’s exercise of its authorities over Bank Matters or Kohl’s exercise of its authorities over Kohl’s Matters, as applicable; and
(g)
Review, approve, and monitor the marketing initiatives related to the Marketing Fund pursuant to Schedule 9.2, and, separately and as otherwise deemed appropriate by the Management Committee, review and monitor marketing initiatives related to Sections 5.1 and 5.2 of this Agreement, in each case without prejudice to the applicable Section or Schedule.
3.5
Additional Governance Process.
(a)
The Management Committee will meet from time to time as its members consider necessary, but in no event less than once per quarter unless otherwise agreed by each party’s Manager. Any member of the Management Committee meeting may call a special meeting upon at least five (5) Business Days’ prior notice to all the other members of the Management Committee, which notice shall specify the purpose of such meeting. Meetings may be held in person or wholly or partly by way of telephone or video conference.
(b)
The Management Committee shall determine the frequency, place and agenda for its meetings, the manner in which meetings will be called and all procedural matters not set forth herein.
(c)
Kohl’s and Bank each shall be entitled to one (1) vote in connection with any decision of the Management Committee regardless of the number of then-existing Kohl’s Nominees and Bank Nominees or their respective attendance at a Management Committee meeting.

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(d)
If either party is disputing a Program practice or change relating to compliance with Applicable Law or Payment Network Rules, at the request of either party, the parties will meet in a mutually agreed format (which shall include at the request of either party the participation of Management Committee members and legal counsel) for the parties to present reasonable bases for their positions, including any information or legal authority (including written materials reasonably requested by the other party).
(e)
Notwithstanding anything in Section 3.4 or this Section 3.5 to the contrary, to the extent that the Bank Manager and the Manager designated by Kohl’s determine how authority is to be exercised in a particular case with respect to a matter that is within the purview of the Management Committee under this Section 3.4, such mutual determination of the Managers shall be deemed to be the determination of the Management Committee for purposes of this Agreement; provided, however, that: (i) any such determination is expressly confirmed by a writing (including email) delivered by and to each Manager; (ii) each such writing affirmatively endorses such exercise and describes it with particularity; and (iii) each Manager then promptly provides the Management Committee with written notice of such exercise including the writings referenced above.
3.6
Escalation.

If the Management Committee fails to agree pursuant to Section 3.5(c) on a matter that is subject to Management Committee approval under Section 3.4 within [*] Business Days after the relevant initial vote, then the [*]and the [*] shall in good faith attempt to resolve the matter. Any such resolution by [*] shall be deemed to be the action and approval of the Management Committee for purposes of this Agreement. If the matter remains unresolved [*] Business Days after such [*] first discussion of it (in any medium), the final decision shall rest with [*].

3.7
Kohl’s Matters and Bank Matters. The parties agree as set forth on Schedule 3.7 with respect to Kohl’s Matters and Bank Matters.

ARTICLE 4

PROGRAM OPERATION
4.1
Marketing Guidelines; Operating Policies; Operation of the Program.
(a)
Marketing Guidelines. Prior to the Effective Date, Kohl’s and Bank shall have jointly developed, and thereafter they shall maintain, comply with and modify (in accordance with the terms of this Agreement), guidelines with respect to the matters specified in Schedule 4.1(a).
(b)
Operating Policies.
(i)
The operating policies applicable to the Program (the “Operating Policies”) as of the Effective Date shall be the same Operating Policies as were in place immediately prior to the Effective Date under the Prior Program Agreement. The parties shall cooperate to review and update Operating Policies as appropriate. Subject to Section 4.1(b)(ii), all such changes to the Operating Policies shall be mutually determined by the parties pursuant to Sections 3.3 - 3.6.

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(ii)
Bank shall be responsible for monitoring and updating the Operating Policies (including its underlying procedures) to comply with changes in Applicable Law in accordance with Sections 3.3 - 3.7.
(iii)
Bank and Kohl’s shall provide, either directly or indirectly, the services, materials and personnel necessary to operate the Program in accordance herewith and in accordance with the Operating Policies.
(c)
Operation of the Program. [*]
(d)
Work From Home Policies. [*]
4.2
Certain Responsibilities of Kohl’s.

Subject to Schedule 4.1(c) and, solely with respect to the Co-Brand Program, Schedule 2.2(b), in addition to its other obligations set forth elsewhere in this Agreement, the parties agree that during the Term, Kohl’s shall, on behalf of itself or, as applicable, as servicer for Bank:

(a)
maintain (internally or via a third party) one or more systems to process Credit Card Applications, establish new Accounts, assign, increase and decrease credit lines, and authorize Transactions;
(b)
maintain call center operations to respond to inquiries from Cardholders and to deal with billing related claims and adjustments (including making finance charges and late fee reversals);
(c)
provide Account monitoring services, including identifying delinquencies, identifying collection efforts required, implementing credit-line adjustments, over limit authorizations and Account reactivation, deactivation or cancellation;
(d)
handle collection and recovery efforts with respect to Accounts and determine collections dialing strategies in accordance with Schedule 4.2(d);
(e)
be responsible for Credit Card Application processing, customer service, statementing, payment processing, Transaction authorization and processing, Value Proposition administration (including all aspects of the redemption and fulfillment of any rewards in connection therewith), collections and risk management;
(f)
prepare, process and mail Billing Statements, Inserts, Program Privacy Policy notices, change in terms notices and other communications to Cardholders;
(g)
produce and issue all new, replacement and reissued credit card plates related to the Credit Cards;
(h)
in its capacity as servicer, operate in accordance with the Risk Management Policies and Operating Policies and any underlying procedures; and
(i)
provide the support described in Section 4.3(d) to assist Bank in performing Bank’s operational responsibilities described therein.

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4.3
Certain Responsibilities of Bank.

Subject to Schedule 4.1(c) and, solely with respect to the Co-Brand Program, Schedule 2.2(b), in addition to its other obligations set forth elsewhere in this Agreement, the parties agree that during the Term, Bank shall:

(a)
extend credit on newly originated and existing Accounts in accordance with the Risk Management Policies and Operating Policies;
(b)
comply with, or ensure that Kohl’s in its capacity as servicer complies with, the terms of the Credit Card Agreements, the Program Privacy Policy and all Cardholder opt-outs;
(c)
monitor and notify Kohl’s of changes in Applicable Law that will affect the Program and changes in Payment Network Rules that affect Kohl’s obligations to service the Program, Program-related economics, or customer experience in connection with the Program, and ensure that all aspects of the Program comply with Applicable Law and Payment Network Rules at all times and Kohl’s shall extend reasonable cooperation and access to permit Bank to perform its obligations herein;
(d)
perform the following operational functions: [*]
(e)
without prejudice to Section 3.2(d), provide Kohl’s, upon its request, with reasonable access to Bank’s operational and compliance staff and counsel in order to address issues relating to compliance with Applicable Law, including systems support personnel as set forth in Section 4.10(c);
(f)
provide introductions to Kohl’s to Bank’s applicable third party servicers [*];
(g)
offer Enhancement Products to Cardholders (with such Enhancement Products and the terms applicable thereto as mutually determined by the parties pursuant to Sections 3.3 - 3.6);
(h)
if Kohl’s exercises its rights under Section 16.2 to purchase or select a Nominated Purchaser to purchase the Program Assets, use commercially reasonable efforts to assign, as of the Program Purchase Date, the rights (including the financial rights and the right to use any jointly developed Intellectual Property related to the Enhancement Products) to Kohl’s or its Nominated Purchaser [*];
4.4
Ownership of Accounts.
(a)
Except to the extent of Kohl’s ownership of the Kohl’s Licensed Marks and its option to purchase the Program Assets under Section 16.2, Bank shall be the sole and exclusive owner of all Accounts and Account Documentation and shall have all rights, powers, and privileges with respect thereto as such owner; provided that Bank shall exercise such rights consistent with its obligations under this Agreement and the Operating Policies and in any event Consistently. All purchases of Kohl’s Goods and/or Services and, with respect to Co-Brand Accounts, other goods and/or services in connection with the Accounts and the Cardholder Indebtedness shall create the relationship of debtor and creditor between the Cardholder and Bank, respectively. Kohl’s acknowledges and agrees that (i) it has no right, title or interest (except for its right, title and interest in the Kohl’s Licensed Marks and its option to purchase the Program Assets under Section 16.2) in or to, any of the Accounts or Account Documentation or any proceeds of the foregoing, and (ii) Bank extends credit directly to Cardholders.

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(b)
Except as expressly provided herein, Bank shall be entitled to (i) receive all payments made by Cardholders on Accounts, and (ii) retain for its account all Cardholder Indebtedness and such other fees and income authorized by the Credit Card Agreements and collected by Bank, or by Kohl’s as servicer for Bank, with respect to the Accounts and Cardholder Indebtedness.
(c)
Bank shall fund all Cardholder Indebtedness on the Accounts.
(d)
Subject to Schedule 4.1(c) and, solely with respect to the Co-Brand Program, Schedule 2.2(b), Bank shall have the exclusive right to receive payment of Cardholder Indebtedness, subject to Kohl’s right to service the Accounts, and shall notify Cardholders to make payment directly to it in accordance with its instructions; provided, however, that Bank shall make all collections for its account using the name “Kohl’s” and shall direct all payments to be made payable to “Kohl’s” or, with Kohl’s approval, another name. Kohl’s grants to Bank a limited power of attorney (coupled with an interest) to sign and endorse Kohl’s name upon any form of payment that may have been issued in Kohl’s name in respect of any Account.
(e)
With respect to all Account Documentation, until the Systems/Servicing Transition Date, Kohl’s shall hold and retain the Account Documentation as bailee for the sole benefit of Bank.
4.5
Documents Developed and Used in Connection with the Program.
(a)
The content (subject to the last sentence of this Section 4.5(a) and Section 4.5(d)), design and format of all documents and materials used in connection with the Program including the Credit Card Documentation, Solicitation Materials and Credit Cards (both front and back) shall be as proposed by Kohl’s and modified by Kohl’s from time to time (except for the Account Terms which are governed by Section 2.3; the Operating Policies, which are governed by Section 4.1; and the Risk Management Policies which are governed by Section 4.6) and, where applicable, subject to Schedule 4.6(f). Kohl’s shall provide Bank an opportunity to review and approve all such documents and materials for compliance with Applicable Law and Bank shall review and approve such documents and materials in a timely manner [*].
(b)
[*]
(c)
Subject to Schedule 4.1(c) and, solely with respect to the Co-Brand Program, Schedule 2.2(b), except as provided herein, including Section 2.3(c), Section 2.5(f), Section 4.5(b), Section 5.1(c) and Section 5.2, Kohl’s, as servicer for Bank, shall be responsible for [*]
(d)
Kohl’s Licensed Marks shall appear prominently on the face of the Credit Cards. [*]
(e)
[*]

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4.6
Risk Management/Credit Standards.

Bank and Kohl’s shall maintain the Risk Management Policies for the PLCC Program in effect immediately prior to the Effective Date. Subject to Schedule 4.1(c) and, solely with respect to the Co-Brand Program, Schedule 2.2(b), the following shall apply with respect to Risk Management Policies for the Program:

(a)
The Risk Management Policies will, subject to Applicable Law, be designed to increase the approval rates over the course of the Term or such other goals as mutually determined by the parties pursuant to Sections 3.3 - 3.6. [*] [*] Except as provided in the remainder of this Section 4.6(a), all changes to the Risk Management Policies shall be approved pursuant to Section 3.4, which approval shall not be unreasonably withheld, conditioned or delayed. Changes to the Risk Management Policies in accordance with this Section 4.6(a) will not require the parties to enter into a formal amendment to this Agreement. Subject to the foregoing sentence, both Bank and Kohl’s may propose changes to the PLCC Risk Management Policies pursuant to this Section 4.6(a).
(i)
Notwithstanding any other provision of this Agreement, Bank shall be responsible for monitoring and updating the Risk Management Policies to comply with Applicable Law. [*]
(ii)
[*]
(b)
Bank and Kohl’s shall cooperate to perform all necessary security functions to minimize fraud in the Program due to lost, stolen or counterfeit cards and fraudulent applications. With respect to the Program, Bank shall conform its systems, operations and any other area necessary to Kohl’s security programs as mutually determined by the parties pursuant to Sections 3.3 - 3.6.
(c)
In the event of any disaster affecting the geographic location in which any Cardholders reside, Bank, at Kohl’s direction and subject to Bank’s consent, which shall not be unreasonably withheld, conditioned or delayed, shall take such actions as Kohl’s deems appropriate to accommodate and assist affected Cardholders including waiving finance charges and fees and freezing Accounts; provided that following the Co-Brand Program Launch Date (with respect to the Co-Brand Program) and the Systems/Servicing Transition Date (with respect to the PLCC Program), in lieu of such obligation, Bank shall accommodate and assist affected Cardholders Consistently with its other affected customers.
(d)
Commencing as of the Co-Brand Program Launch Date (with respect to the Co-Brand Program) and the Systems/Servicing Transition Date (with respect to the PLCC Program), Bank may update the fraud strategy rules applicable to the Program from time to time as it determines to be appropriate (but in any event Consistently); [*]. All such material changes to the fraud strategy rules will be discussed at the Management Committee and will be subject to reversion if determined by the Management Committee not to be applicable to the Program (or the PLCC Program or Co-Brand Program, as applicable).
(e)
The parties agree to the provisions set forth in Schedule 4.6(e) with respect to Jointly Developed Credit Models.

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(f)
[*]
(g)
[*]
(h)
Bank shall adhere to stable and sound policies with respect to identifying acceptable third party debt buyers of charged off Cardholder Indebtedness in accordance with Section 4.6(g).
4.7
Exception Accounts. [*]
4.8
Program Website.
(a)
Subject to Schedule 4.1(c), Kohl’s shall maintain a Kohl’s-branded website for Cardholders and potential Cardholders (“Program Website”). The Program Website shall be accessible by means of links from the Kohl’s website and shall contain or otherwise be associated with only such material and links as Kohl’s shall determine in its discretion, subject to Applicable Law. Kohl’s will provide links to the Program Website on (i) its home page, (ii) its check-out pages, and (iii) such other pages as Kohl’s shall determine from time to time. Kohl’s shall ensure that the Program Privacy Policy is clearly and prominently posted on the pages of the Program Website.
(b)
[*]
4.9
Taxes.

The parties’ respective responsibilities for taxes arising under or in connection with this Agreement shall be as follows: [*]

4.10
Systems.

Subject to Schedule 4.1(c) and, solely with respect to the Co-Brand Program, Schedule 2.2(b):

(a)
Existing Kohl’s Systems. [*]
(a)
Provision of Bank Systems to Kohl’s. [*]
(b)
Systems Support. Bank shall make available dedicated (but not exclusive) systems support personnel for purposes of supporting any changes Kohl’s is required to make for compliance with Applicable Law and/or transitioning the Kohl’s Core Systems to a third party service provider.
(c)
Data Transmission. The parties shall maintain the system for transmitting data and reports to each other as in place immediately prior to the Effective Date. [*]
(d)
Changes to Existing Systems. Except as otherwise expressly permitted in this Agreement, neither party shall, without the prior approval of the other party, intentionally make any change to any of its systems that would (i) render them incompatible with the other party’s systems, (ii) require the other party to make any change to any of its systems (including POS terminals), or (iii) reduce or restrict interfacing or system feeds. [*]Each party will use a good faith, risk-based approach when making any such system changes, providing the other party as much notice as reasonably practicable under the circumstances.

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(e)
Systems Interfaces. The parties shall maintain all systems interfaces between Kohl’s Core Systems and Bank Systems in place as of immediately prior to the Effective Date which are required to be sustained between Kohl’s and Bank, including the systems interfaces required to pass data between the parties, as well as any additional interfaces defined in the future, and cooperate in good faith with each other in connection with any modifications and enhancements to such interfaces as may be requested by either party from time to time. The parties shall maintain such systems interfaces so that the operation of Kohl’s Core Systems are no less functional than prior to the Effective Date. Bank and Kohl’s agree to provide sufficient personnel to support the systems interfaces required to be sustained among Kohl’s and Bank. [*] At termination, the parties, at their own expense, shall terminate applicable interfaces at a time mutually determined by the parties pursuant to Sections 3.3 - 3.6.
(f)
Modifications and Additional Interfaces. [*]
4.11
Credit Bureaus.

[*]

ARTICLE 5

MARKETING OF THE PROGRAM
5.1
Kohl’s Responsibility to Market the Program.
(a)
Subject to Schedule 2.2(b) (solely with respect to the Co-Brand Program), Kohl’s shall bear primary responsibility for marketing the Program and shall make all marketing decisions in its discretion; provided, however, that Bank shall have the opportunity to review any changes to Kohl’s marketing channels or processes and shall have ultimate authority over them pursuant to Section (b)(i) of Schedule 3.7; [*] Bank shall review and approve such channels and processes in a timely manner [*].
(b)
Subject to Schedule 2.2(b) (solely with respect to the Co-Brand Program), Kohl’s may, in its discretion (i) choose and implement marketing initiatives including offering the Value Proposition to Cardholders and (ii) offer a different Value Proposition through a rewards program to certain Cardholders based on one or more Account characteristics determined by Kohl’s, including Cardholder purchase volume, tenure of Account, or Account type. Kohl’s shall provide such information about any Value Proposition, including information relating to the administration and fulfillment of any Value Proposition, as Bank may request from time to time in order to ensure compliance with Applicable Law. The Bank Compliance Manager shall be provided the opportunity to review any materials or documentation relating to a Value Proposition in accordance with Section 3.2(d). [*]
(c)
During the Term, Kohl’s may present marketing initiatives to Bank for Bank’s consideration, which Bank shall review and consider in good faith. [*]

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5.2
Bank’s Responsibility to Market the Program.

At least once per Program Year, Bank shall present to Kohl’s marketing team a list of possible marketing initiatives and the associated budget for each marketing initiative. [*]

5.3
Communica.tions with Cardholders.
(a)
Inserts. Except as provided in the remainder of this Section 5.3(a), Kohl’s shall have the exclusive right to communicate with Cardholders, except for any message required by Applicable Law, through use of inserts, fillers and bangtails (collectively, “Inserts”), including Inserts selectively targeted for particular classes of Cardholders, in any and all Billing Statements, subject to Applicable Law. Bank shall give Kohl’s reasonable advance notice of any Insert required by Applicable Law. [*]. Sections 3.3 – 3.7 shall apply to the parties’ respective proposals regarding Inserts. All Inserts required by Applicable Law shall take precedence over any other Inserts, solely to the extent required by Applicable Law and [*]. Notwithstanding the first sentence of this Section 5.3(a) and Bank’s obligation to include Bank Inserts as required by Applicable Law, subject to Kohl’s prior written approval, Bank may communicate with Cardholders through Bank Inserts. [*]
(b)
Billing Statement Messages. Kohl’s shall have the exclusive right to use Billing Statement messages and Billing Statement envelope messages in each Billing Cycle to communicate with Cardholders, subject to Applicable Law. Notwithstanding the foregoing, the following messages shall take precedence, to the extent required by Applicable Law and [*], over any Kohl’s messages: (i) any message required by Applicable Law as determined in accordance with Section (b)(i) of Schedule 3.7; and (ii) collection and/or customer service messages. Bank shall give Kohl’s reasonable advance notice of any Billing Statement messages and Billing Statement envelope messages required by Applicable Law to allow Kohl’s to review such changes and to coordinate the timing and content of Billing Statement messages. Sections 3.3 – 3.7 shall apply to the parties’ respective proposals regarding Billing Statements. Notwithstanding the first sentence of this Section 5.3(b), Bank may communicate with Cardholders through Billing Statement messages (x) with Kohl’s prior written approval or (y) as required by Applicable Law. Bank shall be responsible for the content of any message required by Applicable Law and any Bank message which has been approved by Kohl’s, and Kohl’s shall be responsible for the content of any other Billing Statement message.
(c)
Other Communications. Kohl’s shall have the exclusive right to communicate with Cardholders through direct mail (including through books, invitations, newsletters and postcards), e-mail, telephone messaging, text messaging and any other communication channel that Kohl’s deems appropriate, subject to Applicable Law. Kohl’s may communicate with Cardholders through these channels about any aspect of the Program, including the Value Proposition, and any other subject matter, in Kohl’s discretion, subject to Applicable Law. Notwithstanding the first sentence of this Section 5.3(c), Bank may communicate with Cardholders through any of the foregoing communication channels as may be required by Applicable Law. Bank shall give Kohl’s reasonable advance notice of any such communication required by Applicable Law. Bank shall consider in good faith the suggestions and concerns of Kohl’s regarding any such communication required by Applicable Law. [*]
5.4
Access to Bank Databases and Mailing Lists. [*]

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5.5
Interest Free Plans. [*]
5.6
Marketing of CreditWise to Kohl’s Persons; Bank Financial Products Information.

Notwithstanding anything to the contrary set forth in the Agreement, Kohl’s and Bank agree as follows:

(a)
[*]
(b)
Kohl’s acknowledges that Bank independently markets financial products and services to consumers generally, including to individuals who may be Kohl’s Persons, and each of Bank and Kohl’s agrees that nothing in this Agreement or herein shall preclude Bank from marketing such products and services to any such Kohl’s Persons provided that Bank does not target for solicitation such Kohl’s Persons through the use of Cardholder Data or Kohl’s Shopper Data.
(c)
Kohl’s acknowledges and agrees that any information collected (or otherwise obtained) by or on behalf of Bank in connection with the registration for, or use of, non-Program financial products and services by a Kohl’s Person (“Bank Financial Products Information”) is not being collected or obtained in connection with the Program and shall not constitute or be deemed to be “Cardholder Data” for purposes of this Agreement. Kohl’s further acknowledges and agrees that: (i) the Bank Financial Products Information shall be the property of and exclusively owned by Bank, (ii) Kohl’s has no proprietary interest in the Bank Financial Products Information, and (iii) except as may otherwise be mutually determined by the parties pursuant to Sections 3.3 - 3.6, Kohl’s shall have no access to, and may not use for any purpose, the Bank Financial Products Information. [*]
ARTICLE 6

CARDHOLDER AND CUSTOMER INFORMATION
6.1
Customer Information.
(a)
All sharing, use and disclosure of information regarding Cardholders, Qualified Kohl’s Customers and Kohl’s Shoppers shall be subject to the provisions of Sections 6.1, 6.2, 6.3 and 6.4 and Schedule 6.3(b). The parties acknowledge that the same or similar information may be contained in Cardholder Data, the Qualified Kohl’s Customer List and Kohl’s Shopper Data, and that each such pool of data will therefore be considered separate information subject to the specific provisions applicable to that data hereunder. By way of example and not limitation: (i) if a Qualified Kohl’s Customer receives a Credit Card, the Bank may use and disclose the Cardholder Data for all purposes permitted with respect to Cardholder Data hereunder, notwithstanding that the Cardholder originated as a Qualified Kohl’s Customer; and (ii) if a Cardholder makes a purchase of Kohl’s Goods and/or Services with a Credit Card, Kohl’s may use and disclose the Kohl’s Shopper Data relating to that purchase for all purposes permitted with respect to Kohl’s Shopper Data hereunder, notwithstanding that such information may also constitute Cardholder Data.
(b)
[*]

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6.2
Qualified Kohl’s Customer List.
(a)
Subject to compliance with Applicable Law, Kohl’s privacy policy and such criteria (including format) as may be mutually determined by the parties pursuant to Sections 3.3 - 3.6, Kohl’s may, at its discretion, make available to Bank, free of any charge, the Qualified Kohl’s Customer List in electronic form. As between Kohl’s and Bank, the Qualified Kohl’s Customer List will be owned exclusively by Kohl’s. Bank acknowledges and agrees that it has no proprietary interest in the Qualified Kohl’s Customer List.
(b)
Bank shall not use, or permit to be used, directly or indirectly, the Qualified Kohl’s Customer List, except as provided in this Section 6.2. Subject to Kohl’s prior written approval, Bank may use the Qualified Kohl’s Customer List in compliance with Applicable Law solely for purposes of soliciting customers listed in the Qualified Kohl’s Customer List for Credit Cards including on a pre-screened basis. [*]
(c)
Bank shall not disclose, or permit to be disclosed, the Qualified Kohl’s Customer List, except as provided in this Section 6.2. Bank may disclose the Qualified Kohl’s Customer List in compliance with Applicable Law solely:
(i)
to its subcontractors in connection with a permitted use of such Qualified Kohl’s Customer List under this Section 6.2; provided that (A) each such subcontractor agrees to be bound by this Section 6.2, or a comparable contractual commitment with the same effect, and (B) Bank shall be responsible for the compliance of each such subcontractor with the terms of this Section.
(ii)
to its Affiliates and its Affiliates’ employees, agents, attorneys and accountants with a need to know such Qualified Kohl’s Customer List in connection with a permitted use of such Qualified Kohl’s Customer List under this Section; provided that (A) any such Person is bound by terms substantially similar to this Section as a condition of employment, of access to Qualified Kohl’s Customer List or by professional obligations imposing comparable terms; and (B) Bank shall be responsible for the compliance of each such Person with the terms of this Section; or
(iii)
to any Governmental Authority with authority over [*].
(d)
Upon the termination of this Agreement, Bank’s rights to use and disclose the Qualified Kohl’s Customer List shall terminate. Promptly following such termination, Bank shall return or destroy all Qualified Kohl’s Customer Lists and shall certify return or destruction to Kohl’s upon request.
6.3
Cardholder Data.
(a)
As between Bank and Kohl’s, Cardholder Data shall be the property of and exclusively owned by Bank. Kohl’s acknowledges and agrees that it has no proprietary interest in the Cardholder Data. [*]
(a)
The privacy policy applicable to the Cardholder Data is the Program Privacy Policy attached as Schedule 6.3(b) hereto. Any modifications to the Program Privacy Policy

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shall be mutually determined by the parties pursuant to Sections 3.3 - 3.6, provided that the Program Privacy Policy shall comply with Applicable Law at all times.
(b)
Bank shall not use, or permit to be used, Cardholder Data, except as provided in this Section 6.3. [*]
(c)
Bank shall not disclose, or permit to be disclosed, the Cardholder Data, except as provided in this Section 6.3(d). [*]
(d)
Subject to Sections 6.3(f) and 6.4, any Cardholder Data provided by Bank to Kohl’s under this Agreement, or otherwise obtained by Kohl’s, in connection with its activities as a servicer for Bank under the Program, may be used and disclosed by Kohl’s solely as permitted by this Agreement solely for purposes of monitoring and overseeing the Program, [*].
(e)
[*]
(f)
Subject to Section 6.4, Kohl’s shall not use, or permit to be used, Cardholder Data, except as provided in this Section 6.3(g). [*]
(g)
Subject to Section 6.3(f) and Section 6.4, Kohl’s shall not disclose, or permit to be disclosed, the Cardholder Data, except as provided in this Section 6.3(h). Kohl’s may disclose the Cardholder Data in compliance with Applicable Law and the Program Privacy Policy solely:
(i)
to its subcontractors in connection with a permitted use of such Cardholder Data under Section 6.3(g); provided that (A) each such subcontractor agrees to be bound by this Section 6.3, or a comparable contractual commitment with the same effect, and (B) Kohl’s shall be responsible for the compliance of each such subcontractor with the terms of this Section 6.3;
(ii)
to its Affiliates and its Affiliates’ employees, agents, attorneys and accountants with a need to know such Cardholder Data in connection with a permitted use of such Cardholder Data under Section 6.3(g); provided that (A) any such Person is bound by terms substantially similar to this Section 6.3 as a condition of employment or of access to Cardholder Data or by professional obligations imposing comparable terms; and (B) Kohl’s shall be responsible for the compliance of each such Person with the terms of this Section 6.3; or
(iii)
to any Governmental Authority with authority over Kohl’s [*].
(h)
With respect to use and disclosure of Cardholder Data following the termination of this Agreement:
(i)
The rights and obligations of the parties under this Section 6.3 shall continue through any Termination Period.
(ii)
If a purchase of Program Assets is consummated pursuant to Section 16.2, Bank shall transfer its right, title and interest in the Cardholder Data to Kohl’s or its Nominated Purchaser as part of such transaction, and Bank’s right to use and disclose the Cardholder Data shall terminate upon the termination of the Termination Period and in no event shall Bank solicit any Cardholder for any

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loan, product, or service on the basis of such Person’s status as a Cardholder or any other information obtained in connection with the Program without Kohl’s prior written consent.
(iii)
[*]
6.4
Kohl’s Shopper Data.
(a)
Bank acknowledges that Kohl’s gathers information about actual or prospective purchasers of Kohl’s Goods and/or Services, including through Kohl’s Goods and/or Services purchase transaction (regardless of payment method) and social networking channels, and that Kohl’s has rights to use and disclose such information independent of whether such information also constitutes Cardholder Data. [*] As between Kohl’s and Bank, all Kohl’s Shopper Data and all information about actual or prospective purchasers of Kohl’s Goods and/or Services gathered by Kohl’s will be owned exclusively by Kohl’s. Bank acknowledges and agrees that it has no proprietary interest in the Kohl’s Shopper Data or other information about actual or prospective purchasers of Kohl’s Goods and/or Services gathered by Kohl’s.
(a)
Except as otherwise expressly provided in this Agreement, Bank shall not use, or permit to be used, directly or indirectly, the Kohl’s Shopper Data except to transfer such data to Kohl’s to the extent it is received by Bank.
(b)
Bank shall not disclose, or permit to be disclosed, the Kohl’s Shopper Data, except as provided in this Section 6.4(c). Bank may disclose the Kohl’s Shopper Data in compliance with Applicable Law solely:
(i)
to its subcontractors in connection with a permitted use of such Kohl’s Shopper Data under Section 6.4(b); provided that (A) each such subcontractor agrees to be bound by this Section 6.4, or a comparable contractual commitment with the same effect, and (B) Bank shall be responsible for the compliance of each such subcontractor with the terms of this Section 6.4.
(ii)
to its Affiliates and its Affiliates’ employees, agents, attorneys and accountants with a need to know such Kohl’s Shopper Data in connection with a permitted use of such Kohl’s Shopper Data under Section 6.4(b); provided that (A) any such Person is bound by terms substantially similar to this Section 6.4 as a condition of employment, of access to Kohl’s Shopper Data or by professional obligations imposing comparable terms; and (B) Bank shall be responsible for the compliance of each such Person with the terms of this Section 6.4; or
(iii)
to any Governmental Authority with authority over Bank [*]
(c)
Upon the termination of this Agreement, Bank’s rights to use and disclose the Kohl’s Shopper Data shall terminate. Promptly following such termination, Bank shall return or destroy all Kohl’s Shopper Data and shall certify such return or destruction to Kohl’s upon request.
6.5
Data Security.

[*]

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ARTICLE 7

PROGRAM SERVICING AND STANDARDS
7.1
Reports; Data.
(a)
Using the cadence set forth in Schedule 7.1, each party shall provide to the other party the reports specified in Schedule 7.1. The parties shall also provide to each other such other data and reports as are mutually determined by the parties pursuant to Sections 3.3 - 3.6 from time to time.
(b)
Except as otherwise specified in this Agreement, (i) any reporting on a daily cadence will be provided or made available by the next Business Day following availability in the applicable party’s systems; (ii) any reporting on a weekly cadence will be provided or made available by the next Business Day following availability in the applicable party’s systems of the end of the applicable week; (iii) any reporting on a monthly cadence will be provided within ten (10) Business Days of the end of the applicable month; (iv) any reporting on a quarterly cadence will be provided within ten (10) Business Days of the end of the applicable quarter; and (v) any reporting on an annual cadence will be provided within ten (10) Business Days of the end of the applicable year.
7.2
Servicing.

Subject to Schedule 4.1(c) and, solely with respect to the Co-Brand Program, Schedule 2.2(b), Kohl’s, on behalf of Bank, shall service all Accounts under the Program in accordance with the terms and conditions of this Agreement. The parties agree as set forth on Schedule 7.2 with respect to the Lockbox Obligations and the parties agree that the Lockbox Obligations only apply prior to the Systems/Servicing Transition Date and do not apply to the Co-Brand Program.

7.3
Customer Service.

Subject to Schedule 4.1(c) and, solely with respect to the Co-Brand Program, Schedule 2.2(b):

(a)
Kohl’s shall be responsible for customer service for the Program in accordance with this Agreement, including the Regulatory SLAs and the other service level standards set forth in Schedule 7.3(b) as attached hereto, in each case subject to the terms set forth on Schedule 7.3(c).
(b)
Kohl’s shall maintain one or more separate toll-free customer service telephone numbers for the Program, which toll-free numbers shall be provided by and remain the property of Kohl’s. Any publication of the toll-free numbers shall be subject to the approval of Kohl’s.
(c)
Customer service shall be Kohl’s branded to the extent legally permissible. Notwithstanding the foregoing, Bank shall have the right in its reasonable discretion to take whatever steps and make such disclosures it believes are necessary to ensure that at all times the Bank is considered the creditor on the Accounts.
(d)
If Bank receives a Cardholder complaint or inquiry from a Governmental Authority regarding the quality or delivery of Kohl’s Goods and/or Services, Bank shall refer such

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complaint to Kohl’s in accordance with the Operating Policies and Kohl’s shall respond directly to the Cardholder or Governmental Authority.
(e)
Bank, in consultation with Kohl’s, shall establish an appropriate process for handling immaterial Cardholder complaints or inquiries from a Governmental Authority regarding the Credit Cards or the Program, provided that Bank, upon reasonable request, shall have access to and the right to review all such complaints and inquiries and any responses thereto handled by Kohl’s. Bank and Kohl’s shall continue to use the process in place as of the Effective Date for Kohl’s to determine which Cardholder complaints or inquiries from a Governmental Authority regarding the Credit Cards or the Program should be deemed a material complaint and the parties shall cooperate with respect to responding to such complaints; provided that Bank shall have final approval with respect to such responses.
(f)
Kohl’s and Bank (or their respective subcontractors, as applicable), may jointly observe and score inbound/outbound telephone customer contacts that Kohl’s has with Cardholders, provided, that, Bank may conduct and score observations alone if a representative of Kohl’s does not join in the observation. Kohl’s will make arrangements to allow Bank to observe customer service operations remotely at any time and without prior notice. Customer service observations may be conducted by Bank on any day and at any time during the day or night, provided that such observations shall not unreasonably interfere with Kohl’s normal business operations.
(g)
Kohl’s shall continue to record all telephone activities related to (i) outbound telemarketing or selling activities in respect of the Credit Cards, the Program or any Enhancement Product, and (ii) requests for cancellation or termination of any Credit Card or any Enhancement Product, and any associated retention-related activities, and shall, in each case, provide such recordings to Bank on a weekly basis or as mutually determined by the parties pursuant to Sections 3.3 - 3.6. Notwithstanding anything stated herein to the contrary, any additional telephone recording activities proposed by Bank after the Effective Date shall be discussed by the parties to ensure that such activities are consistent with and in support of the parties’ commitment to comply with Applicable Law.
7.4
Transfer of Servicing to Bank.

Subject to Schedule 4.1(c) and, solely with respect to the Co-Brand Program, Schedule 2.2(b):

(a)
The Management Committee may determine pursuant to Sections 3.3 - 3.6 at any time during the Term to transfer some or all of Kohl’s servicing obligations to Bank. If so determined, the Management Committee shall further determine the terms and conditions that will govern Bank’s servicing of the Accounts, including appropriate service level standards and remedies, timing of the conversion, financial terms and the transition of Accounts from Bank Systems upon expiration or termination of this Agreement. Such terms and conditions shall be documented and attached as an Exhibit to this Agreement and shall be incorporated herein by reference. Notwithstanding the generality of the foregoing, in addition to any terms and conditions mutually determined by the parties pursuant to Sections 3.3 - 3.6 and as set forth in this Section 7.4(a), the terms of Section 4.10 shall govern the provision of Bank Systems in connection with the Program.

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(b)
Solely to the extent that this Agreement is terminated prior to the Systems/Servicing Transition Date and if Kohl’s does not exercise its option to purchase the Program Assets under Section 16.2, Kohl’s shall continue to provide services for up to [*] following the expiration of the Termination Period; use commercially reasonable efforts to transfer its servicing to Bank in a timely manner within such [*] time period; provided that the parties shall mutually agree on the terms and conditions that will govern the transfer of servicing and enter into a customary interim servicing agreement. Notwithstanding the foregoing, in the event servicing is transferred to Bank pursuant to this Section 7.4(b) or if Bank exercises its rights contained in Section 7.5, Kohl’s shall, in addition to the access provided to Bank under Section 7.6(a) herein, permit Bank full access, during Kohl’s normal business hours, to its facilities, personnel (including its vendors and third party contractors) and Kohl’s Core Systems to ensure an orderly transfer of servicing. [*]
7.5
Bank Right to Assume Servicing.

Subject to Schedule 4.1(c) and, solely with respect to the Co-Brand Program, Schedule 2.2(b) and, in any event, solely until the Systems/Servicing Transition Date:

(a)
Service Level Failure; Service Level Transfer Event.
(i)
[*]
(ii)
[*]
(b)
[*]
(c)
General. Bank shall be responsible for performance of any affected service levels that it assumes pursuant to an exercise of its rights under Sections 7.5(a) or 7.5(b) in accordance with the applicable service level standards set forth on Schedule 7.3(a) and Schedule 7.3(b). [*]
7.6
Access; Audit.
(a)
Each party, at its own expense, will permit the other party and any Governmental Authority with jurisdiction over the other party, including the Office of the Comptroller of Currency (the “Regulators”) to visit its facilities related to the Program. Each party will also permit the other party and its Regulators to review and obtain copies of the books and records relating to the Program; provided that Bank shall not have access to books and records relating to Kohl’s expenses or cost structure of servicing the Accounts and Kohl’s shall not have access to the books and records relating to the funding or other costs or expense solely borne by Bank. Notwithstanding the foregoing, each party shall have access to the other party’s books and records in order to audit the other party’s compliance with the terms of this Agreement. The access granted under this Section 7.6(a) shall occur during normal business hours with reasonable advance notice; provided, however that with respect to access by Regulators, such access shall not be so limited. Notwithstanding the foregoing, neither party shall be required to provide the other party or its Regulators with access to records to the extent that (i) such access is prohibited by Applicable Law or contract, (ii) such records are legally privileged, (iii) such records (a) relate to internal strategy or other proprietary documents of such party and not to the performance of the Program, (b) relate to personnel records not normally disclosed in an audit or to individual employees of Kohl’s or Bank or their respective

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Affiliates (c) relate to customers or operations of Kohl’s or to customers or operations of Bank, other than, in either case, with respect to the Program [*].
(b)
Without limiting the generality of Section 7.6(a), a party, at its sole cost and expense and upon thirty (30) Business Days’ prior notice to the other party (unless otherwise agreed by the parties) without unreasonable disruption to the audited party’s business, may conduct (or cause a third party experienced in auditing credit card programs to conduct) an audit to determine whether such other party is in compliance with all of its obligations pursuant to this Agreement. Such audit shall be conducted during normal business hours in accordance with generally accepted auditing standards and the auditing party shall employ such reasonable procedures and methods as necessary and appropriate in the circumstances, minimizing interference to the extent practicable with the audited party’s normal business operations. Effective upon the Co-Brand Program Launch Date (with respect to the Co-Brand Program) and the Systems/Servicing Transition Date (with respect to the PLCC Program), such audits shall be limited to not more than twice per Program Year (or as necessary to comply with Applicable Law or a request from a Governmental Authority, or in connection with resolution of a security breach of dispute). The audited party shall use commercially reasonable efforts to facilitate the auditing party’s review, including making reasonably available such personnel of the audited party and its third party service providers to assist the auditing party and its representatives as reasonably requested. Subject to the following sentence, each party shall have reasonable discretion to determine the applicable scope of any audit undertaken pursuant to this Section 7.6(b) as such party deems necessary to review the other party’s compliance with its obligations under this Agreement, including with respect to compliance with Applicable Law. The foregoing audit rights shall be subject to the restrictions (and the corresponding limitations and exceptions) set forth in clauses (i), (ii) and (iii) of Section 7.6(a).
(c)
Each party acknowledges and agrees that, subject to Applicable Law, nothing in this Section 7.6 provides either party the right to visit or access the facilities or confidential information of the other party’s third party service providers.
(d)
To the extent permitted by the agreements with the applicable subcontractors, Bank shall provide Kohl’s with copies of the portions of Bank’s audit reports (undertaken by Bank or third parties) of (i) Kohl’s subcontractors and (ii) subcontractors jointly or concurrently engaged by both parties as set forth in Section 18.6(d) promptly upon receipt of such reports.
7.7
Disaster Recovery Plans.

Kohl’s and Bank will each maintain in effect during the Term a disaster recovery and business continuity plan that complies with Applicable Law. Each party shall notify the other party of any material changes to its disaster recovery and business continuity plan. Each party will test such plan annually and will promptly initiate such plan upon the occurrence of a disaster or business interruption, giving the Program the highest priority in its recovery efforts. In the event that a party must initiate its disaster recovery and business continuity plan due to any act or omission of the other party, the party whose act or omission caused the disaster or business interruption shall pay all out-of-pocket costs and expenses (whether incurred by Bank or Kohl’s) related to disaster recovery of Kohl’s Core Systems or Bank Systems.

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7.8
Sarbanes-Oxley Compliance.

The parties acknowledge that: (a) each party’s management is now and/or in the future may be required under the Sarbanes-Oxley Act of 2002 and related regulations (the “SOX Laws”) to, among other things, assess the effectiveness of its internal controls over financial reporting and state in its annual report whether such internal controls are effective; (b) each party’s independent auditor is now and/or in the future may be required to evaluate the process used by management to make such assessment to determine whether that process provides an appropriate basis for management’s conclusions; and (c) because each party has entered into a significant transaction with each other as described in this Agreement, the controls used by the parties (including controls that restrict unauthorized access to systems, data and programs) are relevant to each party’s evaluation of its internal controls. Having acknowledged the foregoing, and subject to the terms of this Section 7.8, each party agrees to cooperate with the other party and its independent auditor as reasonably necessary to facilitate such party’s ability to comply with its obligations under the SOX Laws including by providing reports or documentation to satisfy SOX Laws obligations as mutually determined by the parties pursuant to Sections 3.3 – 3.6.

7.9
Training.
(a)
In addition to any other training required pursuant to this Agreement, Bank, in its sole discretion and at its sole expense, may prepare and provide Kohl’s with training materials (which may include web-based training materials) relevant to compliance with Applicable Law, Payment Network Rules and the Operating Policies, in each case, in connection with the provision of any services provided by Kohl’s to Bank pursuant to this Agreement. At the written request of Bank, Kohl’s shall cause each of their employees and agents, and each of the employees and agents of their Affiliates, and shall use their commercially reasonable efforts to cause the employees and agents of each of the third parties (e.g., subcontractors and outsourced service providers) that they use to perform any of their obligations under this Agreement, to undertake such portions of such training as is relevant to compliance with Applicable Law, Payment Network Rules and the Operating Procedures, in each case in connection with the servicing activities engaged in by such employees and agents. In addition, Bank shall provide Kohl’s with such updated training materials at Bank’s expense as Bank deems appropriate, and Kohl’s shall promptly cause each Person who is required to receive such training to undertake such training.
(b)
Bank shall have the right to review and approve without undue delay any Kohl’s training materials relevant to compliance with Applicable Law and Payment Network Rules, and Bank’s policies and procedures related to compliance with Applicable Law and Payment Network Rules, that Kohl’s provides to their employees and agents, and the employees and agents of their Affiliates and the third parties (e.g., subcontractors and outsourced service providers) that they use to perform any of their obligations under this Agreement, in each case, in connection with any services provided by Kohl’s pursuant to this Agreement. Kohl’s shall provide copies of any such materials not less than thirty (30) days prior to their first intended use.
(c)
As periodically requested by Bank, Kohl’s shall provide written reports to Bank, as available, which shall include sufficient information to allow Bank to verify the satisfactory completion of all such training.

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ARTICLE 8

MERCHANT SERVICES
8.1
Transmittal and Authorization of Charge Transaction Data.
(a)
Kohl’s will accept the Private Label Credit Cards for Transactions. Kohl’s will transmit Charge Transaction Data for authorization of Transactions as provided in the Operating Policies. If Kohl’s is unable to communicate with the authorization system for any reason, Kohl’s may complete Transactions without receipt of further authorization as provided in the Operating Policies.
(b)
Bank, through Kohl’s as servicer for the PLCC Program until the Systems/Servicing Transition Date, shall authorize or decline Transactions on a real time basis as provided in the Operating Policies, including transactions involving split-tender (i.e., a portion of the total transaction amount is billed to a Private Label Credit Card and the remainder is paid through one or more other forms of payment).
8.2
POS Terminals.

Subject to Section 18.2(b), Kohl’s shall maintain POS terminals capable of processing Transactions. To the extent that Bank requires other equipment or changes to such terminals for transmission of Charge Transaction Data under this Agreement, Bank shall provide, or pay for the purchase, installation and maintenance of, such other equipment or required changes to Kohl’s POS credit card terminals.

8.3
Kohl’s Channel Payments.

Except as provided in Section 18.2(b), Kohl’s shall accept Kohl’s Channel Payments from Cardholders on their Accounts, which payments shall be applied by Kohl’s or Bank, as applicable, against the outstanding balances on the Accounts. Kohl’s shall, as necessary, provide proper endorsements on such items. Bank grants to Kohl’s a limited power of attorney (coupled with an interest) to sign and endorse Bank’s name upon any form of payment that may have been issued in Bank’s name in respect of any Account. Kohl’s shall notify Bank upon receipt of Kohl’s Channel Payments and Bank shall include the Charge Transaction Data related to such Kohl’s Channel Payments in the net settlement in respect of the day immediately following such receipt on the same basis as other Charge Transaction Data. Kohl’s shall issue receipts for such payments. Kohl’s shall accept Kohl’s Channel Payments, process such payments and issue receipts for such payments (x) pending the Systems/Servicing Transition Date (with respect to the PLCC Program), in accordance with the applicable policies and procedures used by the parties as of the Effective Date and (y) after the Systems/Servicing Transition Date (with respect to the PLCC Program) and the Co-Brand Program Launch Date (with respect to the Co-Brand Program), in accordance with the Operating Policies.

8.4
Settlement Procedures.
(a)
Each Business Day, Kohl’s will submit a report of Charge Transaction Data (including Charge Transaction Data arising in connection with sales by Licensees) to Bank.
(i)
For PLCC Accounts prior to the Systems/Servicing Transition Date, if Charge Transaction Data is received by Bank’s processing center before 11:00 am (CST) on any Business Day, Bank will process the Charge Transaction Data for

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payment on the same Business Day. If the Charge Transaction Data is received after 11:00 am (CST) on any Business Day, or at any time on a day other than a Business Day, Bank will process the Charge Transaction Data for payment on the following Business Day.
(ii)
For PLCC Accounts following the Systems/Servicing Transition Date and, subject to Section 4(b) of Schedule 2.2(b), Co-Brand Accounts, if Charge Transaction Data is received by Bank’s processing center before 4:00 am (CST) on any Business Day, Bank will process the Charge Transaction Data for payment on the same Business Day. If the Charge Transaction Data is received after 4:00 am (CST) on any Business Day, or at any time on a day other than a Business Day, Bank will process the Charge Transaction Data for payment on the following Business Day.
(b)
Bank will remit to Kohl’s on each Business Day, for itself and any Licensees, an amount equal to: the sum of the total of charges identified in such Charge Transaction Data less the sum of [*] (the “Net Settlement Amount”). For clarity, Bank will remit a single Net Settlement Amount on each Business Day inclusive of such applicable data for PLCC Accounts and Co-Brand Accounts.
8.5
Returns of Kohl’s Goods and/or Services.

If a Cardholder purchases Kohl’s Goods and/or Services on an Account and Kohl’s processes a return of such Kohl’s Goods and/or Services in accordance with Kohl’s return policy or makes any other adjustment such as a price reduction, Kohl’s shall provide a credit to such Cardholder’s Account. Kohl’s will transmit the relevant information for inclusion in the daily settlement process.

8.6
No Merchant Discount.

None of Kohl’s, its Affiliates or its Licensees shall be required to pay any merchant discount, interchange fees, or other transaction fees on any Transaction. Bank shall directly process the Transactions such that none of Kohl’s, its Affiliates or its Licensees incur any merchant acquirer/processor or similar fees.

ARTICLE 9

PROGRAM ECONOMICS
9.1
Monthly Statement to Kohl’s.
(a)
Until the Co-Brand Program Launch Date, unless otherwise mutually determined by the parties pursuant to Sections 3.3 - 3.6, the parties shall maintain the process as in effect immediately prior to the Effective Date for sharing information in a timely manner to enable Bank to deliver to Kohl’s within [*] a statement setting forth:
(i)
the total amount owed to Kohl’s from Bank or by Kohl’s to Bank for the month pursuant to Section 9.2, with line item specificity; and
(ii)
any other amounts owed to Kohl’s from Bank or by Kohl’s to Bank as explicitly provided for herein or as otherwise mutually determined by the parties in writing

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pursuant to Sections 3.3 - 3.6, with line item specificity, which amounts may be netted.
(b)
Commencing immediately upon the Co-Brand Program Launch Date, unless otherwise mutually determined by the parties pursuant to Sections 3.3 - 3.6, the parties shall amend the process described in Section 9.1(a) such that Bank shall deliver such statement to Kohl's within [*] For clarity, such statement shall be inclusive of applicable information for both PLCC Accounts and Co-Brand Accounts.
(c)
Each such statement, including supporting documentation, shall be known as a “Monthly Settlement Sheet.” The Monthly Settlement Sheet between the parties in effect as of the Effective Date will be updated to include all payments under Schedule 9.2 but shall otherwise remain in full force and effect from and after the Effective Date until the Co-Brand Program Launch Date, at which time Schedule 9.1(b) will replace such Monthly Settlement Sheet, it being acknowledged that the form of Monthly Settlement Sheet set forth on Schedule 9.1(b) may be updated from time to time as the parties may mutually determine pursuant to Sections 3.3 - 3.6.
9.2
Program-Related Payments.

The parties agree as set forth on Schedule 9.2 with respect to certain amounts payable by each party to the other party in connection with the Program.

9.3
Renegotiation of Terms.

The parties agree as set forth in Schedule 9.3.

9.4
Recoveries.

[*]

9.5
Sharing of Program Bad Debts.

The parties agree to the sharing of Program Bad Debts as set forth on Schedule 9.5.

ARTICLE 10

LICENSING OF TRADEMARKS; INTELLECTUAL PROPERTY
10.1
The Kohl’s Licensed Marks.
(a)
Grant of License to Use the Kohl’s Licensed Marks. Kohl’s and its Affiliates hereby grant to Bank a non-exclusive, royalty-free, non-transferable right and license to use the Kohl’s Licensed Marks in the United States solely in connection with the creation, establishment, marketing and administration of, and the provision of services related to, the Program, all pursuant to, and in accordance with, this Agreement and any applicable Trademark Style Guide of Kohl’s. Those services shall include the solicitation of Cardholders and potential Cardholders, acceptance of Credit Card Applications, the issuance and reissuance of Credit Cards, the provision of accounting services to Cardholders, the provision of Billing Statements and other correspondence relating to Accounts to Cardholders, the extension of credit to Cardholders, and the advertisement or

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promotion of the Program. All use of the Kohl’s Licensed Marks shall be subject to the approval of Kohl’s. The license hereby granted is solely for the use of Bank and may be used as necessary to permit the exercise by Bank of any of its rights under this Agreement to (i) delegate its obligations to Affiliate(s) and/or third party subcontractors, and (ii) sell the Accounts and Cardholder Indebtedness to third parties for liquidation. Except for the rights granted to the Bank in the preceding sentence, the licenses granted hereby may not be sublicensed in connection with the sale of any goods or services without the prior written approval of Kohl’s. Bank will ensure that any subcontractor or third party shall agree to comply with all of the standards specified herein and the limitations on the use of the Kohl’s Licensed Marks contained in this Section.
(b)
New Marks. If Kohl’s or its Affiliates adopt a trademark, trade name, service mark logo or other proprietary mark which is used by Kohl’s or its Affiliates in connection with the Program but which is not listed on Schedule A hereto (a “New Mark”), Kohl’s upon written notice to Bank, may add such New Mark to Schedule A. Bank may request that Kohl’s add a New Mark to Schedule A hereto and license its use hereunder, Kohl’s shall not unreasonably fail to do so. Any New Mark requested by Bank and agreed by Kohl’s shall be added to Schedule A by amendment of this Agreement. [*]
(c)
Termination of License. Except as otherwise set forth in Section 16.3 hereof, the license granted in this Section shall terminate [*] after the latest [*]. Upon such termination of this license, as provided in this subsection (c), all rights in the Kohl’s Licensed Marks shall revert to Kohl’s and its Affiliates, the goodwill connected therewith shall remain the property of Kohl’s and its Affiliates, and Bank shall: (i) discontinue immediately all use of the Kohl’s Licensed Marks, or any of them, and any colorable imitation thereof; and (ii) at Bank’s option, delete the Kohl’s Licensed Marks from or destroy all unused Credit Cards, Credit Card Applications, Account Documentation, periodic statements, materials, displays, advertising and sales literature and any other items bearing any of the Kohl’s Licensed Marks.
(d)
Ownership of the Kohl’s Licensed Marks. Bank acknowledges that (i) the Kohl’s Licensed Marks, all rights therein, and the goodwill associated therewith, are, and shall remain, the exclusive property of Kohl’s and its Affiliates, (ii) it shall take no action which will adversely affect Kohl’s and its Affiliates exclusive ownership of the Kohl’s Licensed Marks, or the goodwill associated with the Kohl’s Licensed Marks (it being understood that the collection of Accounts, adverse action letters, and changes in terms of Accounts as required by Applicable Law do not adversely affect goodwill, if done in accordance with the terms of this Agreement), and (iii) any and all goodwill arising from use of the Kohl’s Licensed Marks by Bank shall inure to the benefit of Kohl’s and its Affiliates. Nothing herein shall give Bank any proprietary interest in or to the Kohl’s Licensed Marks, except the right to use the Kohl’s Licensed Marks in accordance with this Agreement, and Bank shall not contest Kohl’s or its Affiliates title in and to the Kohl’s Licensed Marks.
(e)
Infringement by Third Parties. Bank shall use reasonable efforts to notify Kohl’s, in writing, in the event that it has Knowledge of any infringing use of any of the Kohl’s Licensed Marks by any third party. If any of the Kohl’s Licensed Marks is infringed, Kohl’s alone has the right, in its sole discretion, to take whatever action it deems necessary to prevent such infringing use; provided, however, that if Kohl’s fails to take reasonable steps to prevent infringement of the Kohl’s Licensed Marks by any retail department store and such infringement has an adverse effect upon the Program or the

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rights of Bank hereunder, Bank may request that Kohl’s take action necessary to alleviate such adverse impact. Bank shall reasonably cooperate with and assist Kohl’s, at Kohl’s expense, in the prosecution of those actions that Kohl’s determines, in its sole discretion, are necessary or desirable to prevent the infringing use of any of the Kohl’s Licensed Marks.
10.2
The Bank Licensed Marks.
(a)
Grant of License to Use the Bank Licensed Marks. Bank hereby grants to Kohl’s a non-exclusive, royalty-free, non-transferable right and license to use the Bank Licensed Marks in the United States solely in connection with the creation, establishment, marketing and administration of, and the provision of services related to, the Program, all pursuant to, and in accordance with, this Agreement and any applicable Trademark Style Guide of Bank. Those services shall include the solicitation of Cardholders and the advertisement or promotion of the Program. All use of the Bank Licensed Marks shall be subject to the approval of Bank. The license hereby granted is solely for the use of Kohl’s and may be used as necessary to permit the exercise by Kohl’s of any of its rights under this Agreement to delegate obligations to Affiliate(s) and/or third party contractors. The license granted hereby may not be sublicensed in connection with the sale of Kohl’s Goods and/or Services outside of the Program without the prior written approval of Bank. Kohl’s shall ensure that any subcontractor or third party shall agree to comply with all of the standards specified herein and the limitations on the use of the Bank Licensed Marks contained in this Section.
(b)
New Marks. If Bank adopts a trademark, trade name, service mark logo or other proprietary mark which is used by Bank in connection with its extension of bank card credit to customers but which is not listed on Schedule B hereto (a “New Mark”), Kohl’s may request that Bank add such New Mark to Schedule B hereto and license its use hereunder, Bank shall not unreasonably fail to do so, and such New Mark shall be added to Schedule B by amendment of this Agreement. The foregoing notwithstanding, it is understood and agreed that Bank shall not be required to add a New Mark to Schedule B if such New Mark was developed by Bank primarily for another charge, credit or debit program.
(c)
Termination of License. The license granted in this Section shall terminate six (6) months after the later of [*]. Upon such termination of this license, as provided in this subsection (c), all rights in the Bank Licensed Marks shall revert to Bank, the goodwill connected therewith shall remain the property of Bank, and Kohl’s shall: (i) discontinue immediately all use of the Bank Licensed Marks, or any of them, and any colorable imitation thereof; and (ii) at Kohl’s option, delete the Bank Licensed Marks from or destroy all unused Credit Card Applications, Account Documentation, periodic statements, materials, displays, advertising and sales literature and any other items bearing any of the Bank Licensed Marks.
(d)
Ownership of the Bank Licensed Marks. Kohl’s acknowledges that (i) the Bank Licensed Marks, all rights therein, and the goodwill associated therewith, are, and shall remain, the exclusive property of Bank, (ii) it shall take no action which will adversely affect Bank’s exclusive ownership of the Bank Licensed Marks or the goodwill associated with the Bank Licensed Marks, and (iii) any and all goodwill arising from use of the Bank Licensed Marks by Kohl’s shall inure to the benefit of Bank. Nothing herein shall give Kohl’s any proprietary interest in or to the Bank Licensed Marks, except the right to use

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the Bank Licensed Marks in accordance with this Agreement, and Kohl’s shall not contest Bank’s title in and to the Bank Licensed Marks.
(e)
Infringement by Third Parties. Kohl’s shall use reasonable efforts to notify Bank, in writing, in the event that it has Knowledge of any infringing use of any of the Bank Licensed Marks by any third party. If any of the Bank Licensed Marks is infringed, Bank alone has the right, in its sole discretion, to take whatever action it deems necessary to prevent such infringing use; provided, however, that if Bank fails to take reasonable steps to prevent infringement of the Bank Licensed Marks by any credit provider and such infringement has an adverse effect upon the Program or the rights of Kohl’s hereunder, Kohl’s may request that Bank take action necessary to alleviate such adverse impact. Kohl’s shall reasonably cooperate with and assist Bank, at Bank’s expense, in the prosecution of those actions that Bank determines, in its sole discretion, are necessary or desirable to prevent the infringing use of any of the Bank Licensed Marks.
10.3
Ownership and Licenses of Intellectual Property.
(a)
Ownership of Intellectual Property. Each party shall continue to own all of its Intellectual Property that existed as of the Effective Date. Each party also shall own all right, title and interest in the Intellectual Property it develops independently of the other party during the Term. To the extent a party (the “Acquiring IP Party”) acquires any rights in or to such Intellectual Property of the other party (the “IP Owner”), the Acquiring IP Party hereby assigns all such right, title and interest in and to such Intellectual Property back to IP Owner.
(b)
Joint Intellectual Property.
(i)
The parties intend that any Intellectual Property developed through the combined efforts of the parties during the Term of this Agreement shall be developed pursuant to a negotiated development agreement, which shall be negotiated in good faith, and entered into, by the parties prior to commencement of work for the development of the Intellectual Property (each such agreement a “Development Agreement”). The terms of any such Development Agreement shall govern the parties rights in and any restrictions or obligations with respect to the Intellectual Property that is the subject of such Development Agreement.
(ii)
In the event that a Development Agreement has not been entered into by the parties with regard to jointly developed Intellectual Property, such Intellectual Property shall be owned jointly by the parties and any restrictions or obligations on use shall be governed by the remainder of this Section 10.3(b)(ii). During the Term and in perpetuity thereafter, each party shall have the right to use, license and otherwise exploit such jointly owned Intellectual Property without any restriction or obligation to account to the other party.
10.4
Bank Intellectual Property.[*]
ARTICLE 11

REPRESENTATIONS, WARRANTIES AND COVENANTS
11.1
General Representations and Warranties of Kohl’s.

To induce Bank to maintain and administer the Program, Kohl’s makes the following representations and warranties to Bank, each and all of which shall survive the execution and delivery of this Agreement, and each and all of which shall be deemed to be restated and remade with the same force

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and effect on each day of the Term (except with respect to the representations and warranties in the last sentence of Section 11.1(e) and Section 11.1(g), which are made solely as of the Effective Date).

(a)
Corporate Existence. Kohl’s (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation; (ii) is duly licensed or qualified to do business as a corporation and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted or proposed to be conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary to perform its obligations required hereunder except to the extent that its non-compliance would not have a material and adverse effect on Kohl’s ability to perform its obligations hereunder; and (iii) has all necessary licenses, permits, consents or approvals from or by, and has made all necessary notices to, all governmental authorities having jurisdiction, to the extent required for Kohl’s current ownership, lease or conduct and operation, except to the extent that the failure to obtain such licenses, permits, consents or approvals or to provide such notices would not have a material and adverse effect on Kohl’s ability to perform its obligations required hereunder.
(b)
Capacity; Authorization; Validity. Kohl’s has all necessary corporate power and authority to (i) execute and enter into this Agreement, and (ii) perform the obligations required of Kohl’s hereunder and the other documents, instruments and agreements relating to the Program and this Agreement executed by Kohl’s pursuant hereto. The execution and delivery by Kohl’s of this Agreement and all documents, instruments and agreements executed and delivered by Kohl’s pursuant hereto, and the consummation by Kohl’s of the transactions specified herein have been duly and validly authorized and approved by all necessary corporate action of Kohl’s. This Agreement (i) has been duly executed and delivered by Kohl’s, (ii) constitutes the valid and legally binding obligation of Kohl’s, and (iii) is enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and by general equity principles including those respecting the availability of specific performance).
(c)
Conflicts; Defaults; Etc. The execution, delivery and performance of this Agreement by Kohl’s, its compliance with the terms hereof, and its consummation of the transactions specified herein will not (i) conflict with, violate, result in the breach of, constitute an event which would, or with the lapse of time or action by a third party or both would, result in a default under, or accelerate the performance required by, the terms of any material contract, instrument or agreement to which Kohl’s is a party or by which it is bound, or by which Kohl’s assets are bound, except for conflicts, breaches and defaults which would not have a material and adverse effect upon Kohl’s ability to perform its obligations under this Agreement; (ii) conflict with or violate the articles of incorporation or by-laws, or any other equivalent organizational documents of Kohl’s; (iii) violate any Applicable Law or Payment Network Rule or conflict with, or require any consent or approval under any judgment, order, writ, decree, permit or license, to which Kohl’s is a party or by which it is bound or affected, except to the extent that such violation or the failure to obtain such consent or approval would not have a material and adverse effect upon Kohl’s ability to perform its obligations under this Agreement; (iv) require the consent or approval of any other party to any contract, instrument or commitment to which Kohl’s is a party or by which it is bound, except to the extent that the failure to obtain such consent or approval would not have a material and adverse effect upon Kohl’s ability to perform its obligations under this Agreement; or (v) require any filing with, notice to, consent or approval of, or any other action to be taken with respect to, any regulatory authority, except to the extent that the failure to obtain such consent or

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approval would not have a material and adverse effect upon Kohl’s ability to perform its obligations under this Agreement.
(d)
Solvency. Kohl’s is solvent.
(e)
No Default. Neither Kohl’s nor, to the best of its Knowledge, its Affiliates are in default with respect to any contract, agreement, lease, or other instrument to which it is a party or by which it is bound, except for defaults which would not have a material and adverse effect upon Kohl’s ability to perform its obligations under this Agreement, nor has Kohl’s received any notice of default under any contract, agreement, lease or other instrument which default or notice of default would materially and adversely affect the performance by Kohl’s of its obligations under this Agreement. No Kohl’s Event of Default has occurred and is continuing as of the Effective Date.
(f)
Books and Records. All of Kohl’s and, to the best of its Knowledge, its Affiliates’ records, files and books of account relating to the Program, including records provided to the Bank regarding Kohl’s Account activities, are in all material respects complete and correct and are maintained in accordance with Applicable Law and GAAP.
(g)
No Litigation. As of the Effective Date, no action, claim or any litigation, proceeding, arbitration, investigation or controversy is pending or, to the best of Kohl’s Knowledge, threatened against Kohl’s or its Affiliates, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators, to which Kohl’s is a party, which, if adversely determined, could have a material and adverse effect on Kohl’s ability to perform its obligations under this Agreement.
(h)
Kohl’s Licensed Marks. Kohl’s is the owner of the Kohl’s Licensed Marks and Kohl’s has the right, power and authority to license to Bank and authorized designees the use of the Kohl’s Licensed Marks in connection with the Program and the use of the Kohl’s Licensed Marks by said licensees in a manner approved (or deemed approved) by Kohl’s shall not (i) violate any Applicable Law or (ii) infringe upon the right(s) of any third party.
11.2
General Representations and Warranties of Bank.

To induce Kohl’s to enter into this Agreement and participate in the Program, Bank makes the following representations and warranties to Kohl’s, each and all of which shall survive the execution and delivery of this Agreement, and each and all of which shall be deemed to be restated and remade with the same force and effect on each day of the Term (except with respect to the representations and warranties in the last sentence of Section 11.2(e), Section 11.2(g) and Section 11.2(j), which are made solely as of the Effective Date).

(a)
Corporate Existence. Bank (i) is a banking corporation duly organized, validly existing, and in good standing under the laws of the United States with its home office as indicated in the first paragraph of this Agreement; (ii) is duly licensed or qualified to do business as a banking corporation and is in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted or proposed to be conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary to perform its obligations hereunder except to the extent that its non-compliance would not have a material and adverse effect on Bank, the Program, the

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Accounts, Cardholder Indebtedness or Bank’s ability to perform its obligations hereunder; and (iii) has all necessary licenses, permits, consents, or approvals from or by, and has made all necessary notices to, all governmental authorities having jurisdiction, to the extent required for Bank’s current ownership, lease or conduct and operation, except to the extent that the failure to obtain such licenses, permits, consents, approvals or to provide such notices would not have a material and adverse effect on Bank, the Program, the Accounts, Cardholder Indebtedness or Bank’s ability to perform its obligations under this Agreement.
(b)
Capacity; Authorization; Validity. Bank has all necessary power and authority to (i) execute and enter into this Agreement, and (ii) perform all of the obligations required of Bank hereunder and the other documents, instruments and agreements relating to the Program and this Agreement executed by Bank pursuant hereto. The execution and delivery by Bank of this Agreement and all documents, instruments and agreements executed and delivered by Bank pursuant hereto, and the consummation by Bank of the transactions specified herein, have been duly and validly authorized and approved by all necessary corporate action of Bank. This Agreement (i) has been duly executed and delivered by Bank, (ii) constitutes the valid and legally binding obligations of Bank, and (iii) is enforceable in accordance with its respective terms (subject to applicable bankruptcy, insolvency, reorganization, receivership or other laws affecting the rights of creditors generally and financial institutions in particular and by general equity principles including those respecting the availability of specific performance).
(c)
Conflicts; Defaults; Etc. The execution, delivery and performance of this Agreement by Bank, its compliance with the terms hereof, and the consummation of the transactions specified herein will not (i) conflict with, violate, result in the breach of, constitute an event which would, or with the lapse of time or action by a third party or both would, result in a default under, or accelerate the performance required by, the terms of any material contract, instrument or agreement to which Bank is a party or by which it is bound, except for conflicts, breaches and defaults which would not have a material and adverse effect upon Bank, the Program, the Accounts, Cardholder Indebtedness or Bank’s ability to perform its obligations under this Agreement; (ii) conflict with or violate the articles of incorporation or by-laws, or any other equivalent organizational document(s) of Bank; (iii) violate any Applicable Law or Payment Network Rule or conflict with, or require any consent or approval under any judgment, order, writ, decree, permit or license, to which Bank is a party or by which it is bound or affected, except to the extent that such violation or the failure to obtain such consent or approval would not have a material and adverse effect upon Bank, the Program, the Accounts, the Cardholder Indebtedness or Bank’s ability to perform its obligations under this Agreement; (iv) require the consent or approval of any other party to any contract, instrument or commitment to which Bank is a party or by which it is bound, except to the extent that the failure to obtain such consent or approval would not have a material and adverse effect upon Bank’s ability to perform its obligations under this Agreement; or (v) require any filing with, notice to, consent or approval of, or any other action to be taken with respect to, any regulatory authority, except to the extent that the failure to obtain such consent or approval would not have a material and adverse effect upon Bank’s ability to perform its obligations under this Agreement.
(d)
Solvency. Bank is solvent.

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(e)
No Default. Neither Bank nor, to the best of its Knowledge, its Affiliates are in default with respect to any contract, agreement, lease, or other instrument to which it is a party or by which it is bound, except for defaults which would not have a material and adverse effect upon Bank, the Program, the Accounts, Cardholder Indebtedness or Bank’s ability to perform its obligations under this Agreement, nor has Bank received any notice of default under any such contract, agreement, lease or other instrument which default or notice of default would materially and adversely affect the performance by Bank of its obligations under this Agreement. No Bank Event of Default has occurred and is continuing as of the Effective Date.
(f)
Books and Records. All of Bank’s and, to the best of its Knowledge, its Affiliates’ records, files and books of account relating to the Program are in all material respects complete and correct and are maintained in accordance with Applicable Law.
(g)
No Litigation. As of the Effective Date, no action, claim, or any litigation, proceeding, arbitration, investigation or controversy is pending or, to the best of Bank’s Knowledge, threatened against Bank or its Affiliates, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof or before any arbitrator or panel of arbitrators, to which Bank is a party, which, if adversely determined, could have a material and adverse effect on Bank, the Program, the Accounts, Cardholder Indebtedness or Bank’s ability to perform its obligations under this Agreement, nor, to the best of Bank’s Knowledge, do facts exist which might give rise to any such proceedings; and Bank, further, is not the subject of any action by a regulatory authority; and is not subject to any agreement, orders or directives with any regulatory authority with respect to its operations affecting the Accounts, Cardholder Indebtedness and the Program, any other aspect of Bank’s business that relates to the Program or the ability of Bank to consummate the transactions specified herein.
(h)
FDIC Insurance. Bank is FDIC-insured, and to the best of Bank’s Knowledge, no proceeding is contemplated to revoke such insurance.
(i)
The Bank Licensed Marks. Bank, or one of its Affiliates, is the owner of the Bank Licensed Marks and Bank has the right, power and authority to license to Kohl’s the use of the Bank Licensed Marks in connection with the Program and the use of the Bank Licensed Marks by Kohl’s in a manner approved (or deemed approved) by Bank shall not (i) violate any Applicable Law or (ii) infringe upon the right(s) of any third party.
(j)
[*]
11.3
General Covenants of Kohl’s.

Kohl’s makes the following covenants to Bank, each and all of which shall survive the execution and delivery of this Agreement:

(a)
Maintenance of Existence and Conduct of Business. Kohl’s (or if applicable its successor or permitted assign pursuant to Section 18.4) shall preserve and keep in full force and effect its corporate existence.
(b)
Litigation. Kohl’s promptly shall notify Bank in writing if it receives written notice of pending litigation that (x) alleges non-compliance of the Program with Applicable Law or

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(y) if adversely determined, would have a material and adverse effect on the Program, the Accounts in the aggregate or Kohl’s ability to perform its obligations hereunder.
(c)
Enforcement of Rights. Except as otherwise specified herein, Kohl’s shall use commercially reasonable efforts to enforce its rights against third parties to the extent that a failure to enforce such rights could reasonably be expected to materially and adversely affect the Program, Accounts in the aggregate or Kohl’s ability to perform its obligations hereunder. Kohl’s shall not enter into any agreement which, at the time such agreement is executed, could reasonably be expected to have a material and adverse effect on the Program, the Accounts in the aggregate or Kohl’s ability to perform its obligations hereunder.
(d)
Reports and Notices. Kohl’s will provide Bank with a telephonic, telefacsimile or PDF e-mail notice specifying the nature of any Event of Default where Kohl’s is the defaulting party or Kohl’s Event of Default, or any event which, with the giving of notice or passage of time or both, would constitute a Kohl’s Event of Default or any Event of Default where Kohl’s is the defaulting party or any development or other information which is likely to have a material and adverse effect on the Program, the Accounts in the aggregate or Kohl’s ability to perform its obligations pursuant to this Agreement. Notices pursuant to this Section 11.3(d) relating to Kohl’s Events of Default or any Event of Default where Kohl’s is the defaulting party shall be provided within two (2) Business Days after Kohl’s has Knowledge of the existence of such default. Notices relating to all other events or developments described in this Section 11.3(d) shall be provided (i) within two (2) Business Days after Kohl’s becomes aware of the existence of such event or development if such event or development has already occurred, and (ii) with respect to events or developments that have yet to occur, as early as reasonably practicable under the circumstances. Any notice provided under this section shall be confirmed in writing to Kohl’s within five (5) Business Days after the transmission of the initial notice.
(e)
Applicable Law/Operating Policies. Kohl’s shall at all times during the Term of this Agreement comply in all material respects with Applicable Law and the Payment Network Rules affecting its obligations under this Agreement and the Operating Policies.
(f)
Disputes with Cardholders. Kohl’s shall cooperate with Bank in a timely manner (but in no event less promptly than required by Applicable Law) to resolve all disputes with Cardholders.
(g)
Affiliate Compliance. Kohl’s shall, to the extent necessary, cause its Affiliates to comply with the terms of this Agreement.
(h)
Disposition of any Kohl’s Channels. Kohl’s shall promptly notify Bank of any material disposition or discontinuance of Kohl’s Channels.
(i)
Incentive-Based Compensation. [*]

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11.4
General Covenants of Bank.

Bank makes the following covenants to Kohl’s, each and all of which shall survive the execution and delivery of this Agreement:

(a)
Maintenance of Existence and Conduct of Business. Bank (or if applicable its successor or permitted assign pursuant to Section 18.4) shall preserve and keep in full force and effect its corporate existence.
(b)
Litigation. Bank promptly shall notify Kohl’s in writing if it receives written notice of any pending litigation that (x) alleges non-compliance of the Program with Applicable Law or (y) if adversely determined, would have a material and adverse effect on the Program, the Accounts in the aggregate or Bank’s ability to perform its obligations hereunder.
(c)
Enforcement of Rights. Except as otherwise specified herein, Bank shall use commercially reasonable efforts to enforce its rights against third parties to the extent that a failure to enforce such rights could reasonably be expected to materially and adversely affect the Program, Kohl’s or Bank’s ability to perform its obligations hereunder. Bank shall not enter into any agreement which, at the time such agreement is executed, could reasonably be expected to have a material and adverse effect on the Program or Bank’s ability to perform its obligations hereunder.
(d)
Reports and Notices. Bank will provide Kohl’s with a telephonic, telefacsimile or PDF e-mail notice specifying the nature of any Event or Default where Bank is defaulting party any Bank Event of Default, or any event which, with the giving of notice or passage of time or both, would constitute a Bank Event of Default or any Event of Default where Bank is the defaulting party, or any development or other information which is likely to have a material and adverse effect on the Program, the Accounts in the aggregate or Bank’s ability to perform its obligations pursuant to this Agreement. Notice pursuant to this Section 11.4(d) relating to Bank Events of Default or any Event of Default where Bank is the defaulting party shall be provided within two (2) Business Days after Bank becomes aware of the existence of such default. Notices relating to all other events or developments described in this Section 11.4(d) shall be provided (i) within two (2) Business Days after Bank becomes aware of the existence of such event or development if such event or development has already occurred, and (ii) with respect to events or developments that have yet to occur, as early as reasonably practicable under the circumstances. Any notice produced under this section shall be confirmed in writing to Bank within five (5) Business Days after transmission of the initial notice.
(e)
Applicable Law/Operating Policies. Bank shall at all times during the Term comply in all material respects with Applicable Law, Payment Network Rules and the Operating Policies. Bank shall at all times during the Term maintain its bank charter and FDIC insurance.
(f)
Books and Records. Bank shall keep adequate records and books of account with respect to the Accounts and Cardholder Indebtedness in which proper entries, reflecting all of Bank’s financial transactions relating to the Program, are made in accordance with GAAP. All of Bank’s records, files and books of account shall be in all material respects complete and correct and shall be maintained in accordance with good business practice and Applicable Law.

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(g)
Disputes with Cardholders. Bank shall cooperate with Kohl’s in a timely manner (but in no event less promptly than required by Applicable Law) to resolve all disputes with Cardholders.
(h)
Affiliate Compliance. Bank shall, to the extent necessary, cause its Affiliates to comply with the terms of this Agreement.
11.5
Interchange Lawsuit. [*]
11.6
Insurance.
(a)
Throughout the Term and for [*] thereafter, Bank shall maintain, at its own cost and expense, (i) statutory workers’ compensation covering all federal, state, or local requirements; (ii) commercial general liability, including coverage for completed operations, products liability, contractual and personal injury with a minimum limit of [*]; (iii) Internet Security, or Cyber Risk, insurance coverage with a minimum limit of [*] per occurrence, which includes coverage for, (A) all acts, errors, omissions, network security and privacy risks, (B) third-party claims arising out of unauthorized computer access or use, cyber-attack, privacy breach, wrongful collection, virus transmission, denial of service, regulatory investigation, and copyright infringement, and (C) first party coverage for privacy breach expenses (for forensic investigation, notification of affected parties and credit / identity monitoring) as well as coverage for related regulatory defense and penalties; (iv) Errors and Omissions insurance coverage with a minimum limit of [*]; and (v) fidelity bonds coverage with a minimum limit of [*]. The policies of insurance described in this Section 11.6(a) shall be written on an occurrence basis or in the case of Section 11.6(a)(iii), on a claims made basis, and may be effected through blanket coverage carried by Bank’s Affiliates. The carrying by Bank of the insurance required herein shall in no way be interpreted as relieving Bank of any other obligations it may have under this Agreement.
(b)
Throughout the Term and for [*] thereafter, Kohl’s shall maintain, at its own cost and expense, (i) statutory workers’ compensation covering all federal, state, or local requirements; (ii) commercial general liability, including coverage for completed operations, products liability, contractual and personal injury with a minimum limit of [*]; (iii) Internet Security, or Cyber Risk, insurance coverage with a minimum limit of [*] per occurrence, which includes coverage for, (A) all acts, errors, omissions, network security and privacy risks, (B) third-party claims arising out of unauthorized computer access or use, cyber-attack, privacy breach, wrongful collection, virus transmission, denial of service, regulatory investigation, and copyright infringement, and (C) first party coverage for privacy breach expenses (for forensic investigation, notification of affected parties and credit / identity monitoring) as well as coverage for related regulatory defense and penalties, and (iv) a crime policy with a minimum limit of [*] The policies of insurance described in this Section 11.6(b) shall be written on an occurrence basis or in the case of Sections 11.6(b)(iii) and 11.6(b)(iv) on a claims made basis, and may be effected through blanket coverage carried by Kohl’s Affiliates. The carrying by Kohl’s of the insurance required herein shall in no way be interpreted as relieving Kohl’s of any other obligations it may have under this Agreement.
(c)
Each party shall, at all times during the Term, provide an Association for Cooperative Operations Research and Development form completed by its insurance carrier,

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certifying that such insurance coverage is in effect and including the other party as an additional insured in its commercial general liability and umbrella policies.
(d)
With respect to the Program, except for any claim to the extent relating to the negligence or willful misconduct of Kohl’s or its personnel or a breach by Kohl’s of this Agreement, Bank’s insurance shall be primary with respect to any other insurance available to Kohl’s and, for the avoidance of doubt, Kohl’s shall not be required to make any claim against its own insurance policies before making a claim against Bank’s policy as an additional insured. Any insurance policies maintained by Kohl’s are excess and noncontributory to those policies maintained by Bank. No endorsement or modification will be added to Bank’s policies that would make them excess over other insurance available to Kohl’s. If the policies currently include wording that it is excess or pro rata, they will be endorsed to be primary with respect to Kohl’s. The existence and/or maintenance of insurance coverage will in no way be interpreted as relieving Bank of any responsibility or limit Bank’s liability under this Agreement. Bank’s insurer(s) must have a Best’s rating of A:VIII or better by Best’s Insurance.

ARTICLE 12

CONFIDENTIALITY
12.1
General Confidentiality.
(a)
For purposes of this Agreement, “Confidential Information” means any of the following: (i) information that is provided by or on behalf of either Kohl’s or Bank to the other party or its agents in connection with the Program; or (ii) information about Kohl’s or Bank or their Affiliates, or their respective businesses or employees, that is otherwise obtained by the other party in connection with the Program, in each case including: (A) information concerning marketing plans, objectives and financial results; (B) information regarding business systems, methods, processes, financing data, programs and products; (C) information unrelated to the Program obtained by Kohl’s or Bank in connection with this Agreement, including by accessing or being present at the business location of the other party; (D) proprietary technical information, including source codes; (E) information about Credit Card usage that is not identifiable to Cardholders, which shall solely be the Confidential Information of Kohl’s; and (F) any information, data, materials, and elements relating to and/or comprising Intellectual Property. Confidential Information shall include Cardholder Data, the Qualified Kohl’s Customer List and Kohl’s Shopper Data; provided, however, that should such data categories be subject to both Article 12 and Article 6, Article 6 shall govern to the extent of any conflict. Program-related data, including financial data related to the Program, that is not personally identifiable to a Cardholder shall be the Confidential Information of each party.
(b)
The restrictions on disclosure of Confidential Information under this Article 12 shall not apply to, with respect to Kohl’s or Bank, information that: (i) is already rightfully known to such party at the time it obtains Confidential Information from the other party; (ii) is or becomes generally available to the public other than as a result of disclosure in breach of this Agreement or any other confidentiality obligations; (iii) is lawfully received on a non-confidential basis from a third party authorized to disclose such information without restriction and without breach of this Agreement; (iv) is contained in, or is capable of

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being discovered through examination of publicly available records or products; (v) is required to be disclosed by Applicable Law (provided that the party subject to such Applicable Law shall, if permitted by Applicable Law, notify the other party of any such use or requirement prior to disclosure of any Confidential Information obtained from the other party in order to afford such other party an opportunity to seek a protective order to prevent or limit disclosure of the Confidential Information to third parties and shall disclose Confidential Information of the other party only to the extent required by such Applicable Law); or (vi) is developed by Kohl’s or Bank without the use of any proprietary, non-public information provided by the other party under this Agreement. Nothing herein shall be construed to permit the Receiving Party (as defined below) to disclose to any third party any Confidential Information that the Receiving Party is required to keep confidential under Applicable Law.
(c)
The terms and conditions of this Agreement shall be the Confidential Information of both Kohl’s and Bank. The provisions of this Section 12.1(c) notwithstanding, subject to customary confidentiality requirements, Kohl’s may disclose the terms and conditions of this Agreement and data and information related to the Program in connection with [*]. In addition, each party may disclose the terms and conditions of this Agreement to any Governmental Authority with federal, state or local tax oversight authority over such party; provided that the disclosing party shall limit such disclosure as much as reasonably possible and will exercise commercially reasonable efforts to request reliable assurance that confidential treatment will be accorded to such information to the extent that it is not already in the public domain.
(d)
If Kohl’s or Bank receive Confidential Information of the other party (“Receiving Party”), the Receiving Party shall do the following with respect to the Confidential information of the other party (“Disclosing Party”): (i) keep the Confidential Information of the Disclosing Party secure and confidential; (ii) treat all Confidential Information of the Disclosing Party with the same degree of care as it accords its own Confidential Information, but in no event less than a reasonable degree of care; and (iii) implement and maintain commercially reasonable physical, electronic, administrative and procedural security measures, including commercially reasonable authentication, access controls, virus protection and intrusion detection practices and procedures.
12.2
Use and Disclosure of Confidential Information
(a)
Each Receiving Party shall use and disclose the Confidential Information of the Disclosing Party only for the purpose of performing its obligations or enforcing its rights with respect to the Program and this Agreement or as otherwise expressly permitted by this Agreement, and shall not accumulate in any way or make use of such Confidential Information for any other purpose.
(b)
Each Receiving Party shall: (i) limit access to the Disclosing Party’s Confidential Information to those employees, authorized agents, vendors, consultants, service providers and subcontractors who have a reasonable need to access such Confidential Information in connection with the Program; and (ii) ensure that any Person with access to the Disclosing Party’s Confidential Information agrees to be bound by the provisions of this Article 12 and maintains the existence of this Agreement and the nature of their obligations hereunder strictly confidential.

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(c)
The parties acknowledge that the Confidential Information pertaining to consumer Cardholders, applicants, pre-screen subjects and the Accounts received by Kohl’s under this Agreement may include “nonpublic personal information” (“NPPI”), as such term is defined in Title V of the federal Gramm-Leach-Bliley Act (Pub. L. 106-102) as implemented and interpreted by regulations promulgated pursuant thereto (the “Privacy Act and Regulations”). Subject to (for clarity) Article 6, to the extent Kohl’s is receiving NPPI from Program applicants, pre-screen subjects and Cardholders or otherwise from Bank in connection with this Agreement, such NPPI shall be and remain the property of Bank and Kohl’s shall not possess or assert any ownership interest or right to NPPI. Subject to (for clarity) Article 6, neither Kohl’s nor Bank shall use or disclose such NPPI for purposes other than those necessary for each party to exercise its rights and carry out its obligations under this Agreement, and as otherwise permitted by Program Privacy Policy and Applicable Law, including in the provisions of the Privacy Act and Regulations applicable to the reuse and redisclosure of NPPI (see, e.g., 12 CFR 40.11). Notwithstanding anything in this Agreement to the contrary, in no event will Bank be required to provide Kohl’s with credit bureau reports in respect of pre-screened subjects, irrespective of application status.
(d)
Subject to Applicable Law, Bank and Kohl’s, as servicer for Bank, shall utilize cardholder data derived from Bank’s or Bank’s Affiliates general purpose cardholders for the limited purpose of evaluating Cardholder credit line increase strategies (but not line decreases) for the Program, provided that any use of data is subject to Bank and Bank’s Affiliates having in place appropriate internal controls to ensure that the use of such data complies with Applicable Law and any opt-out or other suppressions required by the privacy policy governing such data. The parties expressly acknowledge and agree that all such data shall remain Confidential Information of the Bank for all purposes of this Agreement.
12.3
Unauthorized Use or Disclosure of Confidential Information

Each Receiving Party agrees that any unauthorized use or disclosure of Confidential Information of the Disclosing Party might cause immediate and irreparable harm to the Disclosing Party for which money damages might not constitute an adequate remedy. In that event, the Receiving Party agrees that injunctive relief may be warranted in addition to any other remedies the Disclosing Party may have. In addition, the Receiving Party agrees promptly to advise the Disclosing Party by telephone and in writing via facsimile or PDF e-mail of any security breach that may have compromised any Confidential Information, of any unauthorized misappropriation, disclosure or use by any Person of the Confidential Information of the Disclosing Party which may come to its attention and to take all steps at its own expense reasonably requested by the Disclosing Party to limit, stop or otherwise remedy such misappropriation, disclosure or use.

12.4
Return or Destruction of Confidential Information

Except with respect to information which the parties are expressly permitted to continue to use post-termination as set forth herein, upon the termination or expiration of this Agreement, the Receiving Party shall comply with the Disclosing Party’s reasonable instructions regarding the disposition of the Disclosing Party’s Confidential Information, which may include return of any and all the Disclosing Party’s Confidential Information (including any electronic or paper copies, reproductions, extracts or summaries thereof); provided, however, the Receiving Party may retain such Confidential Information (x) to the extent required for compliance with Applicable Law (which Confidential Information may be used solely for such compliance purposes and not for any other purpose) or (y) to the extent electronically

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archived in accordance with the Receiving Party’s information retention, security or disaster recovery procedures and which cannot be destroyed without unreasonable effort, so long as such archived Confidential Information is no longer accessible to the Receiving Party by any reasonable means. Such compliance shall be certified in writing, including a statement that no copies of Confidential Information have been kept, except as necessary for such purposes.

ARTICLE 13

RETAIL PORTFOLIO ACQUISITIONS AND DISPOSITIONS
13.1
Retail Portfolio Acquisitions and Dispositions.

The parties agree as set forth on Schedule 13.1 with respect to Retail Portfolio Acquisitions and Dispositions.

ARTICLE 14

EVENTS OF DEFAULT; RIGHTS AND REMEDIES
14.1
Events of Default.

The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an Event of Default hereunder:

(a)
A party shall fail to make a payment of any material amount due and payable pursuant to this Agreement and such failure shall remain unremedied for a period of five (5) Business Days after the non-defaulting party shall have given written notice thereof.
(b)
A party shall fail to perform, satisfy or comply with any obligation, condition, covenant or other provision contained in this Agreement (other than failure to comply with a service level standard set forth in Schedule 7.3(a) or Schedule 7.3(b)), and (i) such failure shall remain unremedied for a period of thirty (30) days after the other party shall have given written notice thereof or, if the same cannot be cured in a commercially reasonable manner within such time, the same shall not constitute an Event of Default if the party shall have initiated and diligently pursued a cure within such time and such cure is completed within ninety (90) days from the date of written notice regarding such failure, and (ii) such failure either (A) has a material and adverse effect on the Program or Bank’s or Kohl’s Licensed Marks, or (B) materially diminishes the economic value of the Program to the other party.
(c)
Any representation or warranty contained in this Agreement shall not be true and correct in any respect as of the date when made or reaffirmed, and (i) the party making such representation or warranty shall fail to cure the event giving rise to such breach within thirty (30) days after the other party shall have given written notice thereof or, if the same cannot be cured in a commercially reasonable manner within such time, the same shall not constitute an Event of Default if the party shall have initiated a cure within such time and such cure shall be completed within ninety (90) days from the date of written notice regarding such breach, and (ii) such failure either (A) has a material and adverse effect on the Program, or Bank’s or Kohl’s Licensed Marks, or (B) materially diminishes the economic value of the Program to the other party.

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14.2
Defaults by Bank.

The occurrence of any one or more of the following events (regardless of the reason therefore) shall constitute a Bank Event of Default hereunder:

(a)
Bank fails to settle the Net Settlement Amount in full within forty-eight (48) hours of the time that such settlement payment is due.
(b)
Bank shall no longer be solvent or shall fail generally to pay its debts as they become due or there shall be a substantial cessation of Bank’s regular course of business.
(c)
The Federal Deposit Insurance Corporation or any other regulatory authority having jurisdiction over Bank shall order the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Bank or of any substantial part of its properties, or order the winding-up or liquidation of the affairs of Bank, and such order shall not be vacated, discharged, stayed or bonded within sixty (60) days from the date of entry thereof.
(d)
Bank shall (i) consent to the institution of proceedings specified in paragraph (b) above or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Bank of any substantial part of its properties, or (ii) take corporate action in furtherance of any such action.
14.3
Defaults by Kohl’s.

The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute a Kohl’s Event of Default hereunder:

(a)
Kohl’s shall no longer be solvent or shall fail generally to pay its debts as such debts become due or there shall be a substantial cessation of Kohl’s regular course of business.
(b)
A petition under the U.S. Bankruptcy Code or similar law shall be filed against Kohl’s or any of its Affiliates and not be dismissed within sixty (60) days.
(c)
A decree or order by a court having jurisdiction (i) for relief in respect of Kohl’s pursuant to the Bankruptcy Code or any other applicable bankruptcy or other similar law, (ii) for appointment of a custodian, receiver, liquidator, assignee, trustee, or sequestrator (or similar official) of Kohl’s or of any substantial part of its properties, or (iii) ordering the winding-up or liquidation of the affairs of Kohl’s shall be entered, and shall not be vacated, discharged, stayed or bonded within sixty (60) days from the date of entry thereof.
(d)
Kohl’s shall (i) file a petition seeking relief pursuant to the Bankruptcy Code or any other applicable bankruptcy or other similar law, (ii) consent to the institution of proceedings pursuant thereto or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Kohl’s or any substantial part of its properties, or (iii) take corporate action in furtherance of any such action.

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14.4
Remedies for Events of Default.

In addition to any other rights or remedies available to the parties at law or in equity, upon the occurrence of an Event of Default pursuant to Section 14.1, the non-defaulting party shall be entitled, in addition to its termination rights under Article 15, to collect any undisputed amount in default plus interest based on the Federal Funds Rate and calculated on a three hundred and sixty (360) day year basis.

ARTICLE 15

TERM/TERMINATION
15.1
Term.

This Agreement shall continue in full force and effect until March 31, 2030 (the “Initial Term”). The Agreement shall renew automatically without further action of the parties for successive one (1) year terms (each a “Renewal Term”) unless either party provides written notice of non-renewal at least one (1) year prior to the expiration of the Initial Term or current Renewal Term, as the case may be.

15.2
Termination by Kohl’s Prior to the End of the Initial Term or a Renewal Term.

Kohl’s may terminate this Agreement upon written notice (delivered no more than one hundred eighty (180) days following the terminating party having notice of an occurrence specified as giving rise to the right of termination) prior to the end of the Initial Term or any Renewal Term:

(a)
Upon the occurrence of a Bank Event of Default or any other Event of Default where Bank is the defaulting party;

[*]

15.3
Termination by Bank Prior to the End of the Initial Term or Renewal Term.

Bank may terminate this Agreement upon written notice (delivered no more than one hundred eighty (180) days following the terminating party having notice of an occurrence specified as giving rise to the right of termination) prior to the end of the Initial Term or any Renewal Term:

(a)
Upon the occurrence of a Kohl’s Event of Default or any other Event of Default where Kohl’s is the defaulting party; [*]
ARTICLE 16

EFFECTS OF TERMINATION
16.1
General Effects.
(a)
Notwithstanding anything to the contrary contained in this Agreement, including Article 15 of this Agreement (and notwithstanding the issuance of a notice of termination or non-renewal of this Agreement by either party), all obligations of the parties under this Agreement including with respect to (i) operating the Program and servicing of the Accounts in good faith and in the ordinary course of their respective businesses, (ii) solicitations, marketing and advertising of the Program, (iii) acceptance of applications through Kohl’s Channels in the ordinary course of business consistent with past practice,

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and (iv) all economic obligations of the parties to each other with respect to the Program, including pursuant to Schedule 9.2, shall continue in accordance with the terms of this Agreement until the end of the Termination Period. The parties will cooperate in good faith to ensure the orderly wind-down or transfer of the Program, including with respect to the Bank, providing such transition support as reasonably requested by Kohl’s (which, for the avoidance of doubt, shall not include interim servicing by or on behalf of Bank). Bank shall provide such transition support to Kohl’s at its then-current rates; provided however, that Bank shall waive any amounts due and owing by Kohl’s for such transition services if Kohl’s terminates this Agreement upon the occurrence of a Bank Event of Default or any other Event of Default where Bank is the defaulting party, unless otherwise determined by a court of competent jurisdiction after the resolution of all appeals.
(b)
Upon the expiration of the Termination Period, all obligations of the parties under this Agreement shall cease, except that the provisions specified in Section 18.25 shall survive.
16.2
Kohl’s Option to Purchase the Program Assets.
(a)
If this Agreement expires or is terminated by either party for whatever reason, Kohl’s has the option to purchase from, or arrange the purchase by one or more third parties nominated by Kohl’s (including Kohl’s, each, a “Nominated Purchaser”) from Bank the Program Assets (including all relevant Account Documentation, Account information and history and other data reasonably necessary to enable continuing operation and management of the Accounts) at the applicable purchase price set forth in Section 16.2(d) [*].
(b)
The Purchase Option is exercisable by Kohl’s or a Nominated Purchaser serving written notice (the “Purchase Notice”) on Bank (i) if this Agreement is terminated pursuant to Section 15.2 or 15.3, no later than [*] after receipt by Kohl’s or the prospective Nominated Purchaser(s), as applicable, of the last of the information initially required to be provided (i.e., without regard to quarterly updates) pursuant to Section 16.2(e), or (ii) if this Agreement expires in accordance with Section 15.1, no later than [*] prior to the expiration date. [*]
(c)
Subject to Section 16.2(f), if such Purchase Option is exercised, Kohl’s or a Nominated Purchaser must complete the purchase of the Program Assets within [*] after delivery of the Purchase Notice (or, solely in the case of a termination pursuant to Section 15.1, the later of the expiration of the Term and [*] after delivery of the Purchase Notice); [*]. The date of such completion of the purchase of the Program Assets shall be the “Program Purchase Date.” In the event the Accounts have been securitized, Bank shall remove Program Assets from securitizations as quickly as commercially feasible, but in no event later than the Program Purchase Date. Bank and Kohl’s will use commercially reasonable efforts to complete (or Kohl’s will use commercially reasonable efforts to cause the Nominated Purchaser to complete, as applicable) the purchase and sale agreement for the Program Assets no later than [*] following delivery of the Purchase Notice. The timeframe for the conversion of the Accounts to the Nominated Purchaser’s systems (including for delivery of test files) will be industry-standard for a portfolio of size and nature comparable to the Program.

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(d)
The purchase price for the Program Assets shall be as follows:
(i)
[*]
(ii)
[*]

[*]

(e)
The parties will use commercially reasonable efforts to minimize transaction costs. Following the provision by either Kohl’s or Bank of notice of termination or non-renewal of this Agreement, or at any time during the twenty-four (24) month period preceding the expiration of the Term, promptly upon Kohl’s written request (but in no event later than [*] after such request; and provided that in the event of the provision by either Kohl’s or Bank of notice of termination pursuant to Section 15.2 or 15.3, as applicable, such request must be delivered no later than [*] after such notice, and failure to deliver such request by such date shall be deemed to be a notice by Kohl’s to Bank that it will not exercise its Purchase Option), [*]. Bank shall reasonably cooperate with each such Nominated Purchaser in its effort to determine whether it wishes to purchase the Program Assets, including by making Bank’s Program Manager and other knowledgeable Bank personnel reasonably available for interviews or Program-appropriate due diligence sessions reasonably promptly following a request by Kohl’s at times and for periods that do not unreasonably disrupt Bank’s day-to-day business operations and that follow Bank’s reasonable security requirements. Once Bank and a Nominated Purchaser have entered into a purchase agreement [*], Bank shall provide a full master file to such Nominated Purchaser with respect to the applicable Program Assets.
(f)
[*]
(g)
[*]
(h)
If Kohl’s exercises its Purchase Option, [*] prior to the date that is reasonably expected to be the last day of the Termination Period, it may communicate to Cardholders about the end of the Program and any new replacement credit card program that may be offered by a Nominated Purchaser following the Termination Period, provided that any such communication shall be subject to Bank review and approval, such approval not to be unreasonably withheld, conditioned or delayed. Such communication from Kohl’s may be provided in conjunction with the Nominated Purchaser.
(i)
If Kohl’s exercises its Purchase Option, at Kohl’s request, Bank and Kohl’s shall work together to assign or transfer to Kohl’s or a Nominated Purchaser all rights of Bank (x) in each BIN applicable to the Co-Branded Credit Cards; and (y) the account numbers relating to the Co-Branded Credit Cards. [*]
(j)
Without limiting Kohl’s rights pursuant to this Section 16.2, unless this Agreement is terminated pursuant to Section 15.2 or 15.3, if Bank elects, no later than [*]; provided, however that such obligation will not be deemed a condition to Kohl’s exercising any of its rights or Bank performing any of its obligations pursuant to this Agreement.

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16.3
Rights of Bank if Purchase Option not Exercised.
(a)
If this Agreement is terminated pursuant to Article 15 and Kohl’s gives written notice that it will not exercise its option referred to in Section 16.2, the time period for the Purchase Option expires pursuant to Section 16.2(b) or Kohl’s notifies Bank pursuant to Section 18.14 that it has withdrawn its Purchase Notice, Kohl’s shall have no further rights whatsoever in the Program Assets after the expiration of the Termination Period; provided, however, Kohl’s shall continue to accept Accounts as a form of payment for Kohl’s Goods and/or Services for a period of [*] after the expiration of the Termination Period. In such instance, Bank has the right at its sole discretion within [*] after the expiration of the Termination Period to:
(i)
issue to Cardholders that Bank considers creditworthy a replacement or substitute credit card (which card must not bear any Kohl’s Licensed Mark) with such characteristics as the Bank considers appropriate (the cost and expense of card re-design and re-issue being borne by Bank); provided that Bank shall not issue a replacement or substitute card in cooperation with or branded with the marks associated with any [*]. Kohl’s shall be permitted to add an enclosure to the last two (2) Billing Statements to the effect that the Program has been terminated;
(ii)
subject to Applicable Law and to the terms of the relevant Credit Agreement, notify Cardholders that Bank will cease providing credit under the Accounts and to require repayment of all amounts outstanding on all Accounts until all associated receivables have been repaid;
(iii)
sell the Accounts and associated receivables, or any portion thereof, to a third party purchaser selected by Bank at a price agreed between Bank and the purchaser; provided that Bank shall not sell the Accounts and associated receivables for the benefit of any [*]; or
(iv)
any combination of Sections 16.3(a)(i), 16.3(a)(ii) and 16.3(a)(iii).
(b)
After the expiration of the Termination Period, Bank shall be permitted to utilize the Kohl’s name solely to identify the Accounts for billing or collection purposes or to comply with Applicable Law.
(c)
Kohl’s and Bank shall mutually agree upon a termination letter to be sent to Cardholders if Kohl’s does not exercise its Purchase Option.
16.4
Charged-Off Indebtedness. [*]
ARTICLE 17

INDEMNIFICATION
17.1
Kohl’s Indemnification of Bank.

Kohl’s shall indemnify and hold harmless Bank, its Affiliates, their respective officers, directors, employees, agents and representatives and any Person claiming by or through any of them from and against and in respect of any and all losses, liabilities, damages, costs and expenses of whatever nature,

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including reasonable attorneys’ fees and expenses relating to third-party claims, which are caused or incurred by, result from, arise out of or relate to:

(a)
Kohl’s or its Licensees’ negligence, gross negligence, recklessness or willful misconduct (including acts and omissions) relating to the Program;
(b)
any breach by Kohl’s, its Licensees or any of its Affiliates, or their respective officers, directors, employees, representatives, or agents of any of the material terms, covenants, representations, warranties or other provisions contained in this Agreement or of Kohl’s or its Affiliates’ obligations under any Credit Card Agreement, if any;
(c)
Kohl’s, or its Licensees’, failure to satisfy any of its material obligations or liabilities to third parties, including its obligations to Cardholders in respect of the purchase of Kohl’s Goods and/or Services;
(d)
any actions or omissions by Bank taken or not taken at Kohl’s written request or direction pursuant to this Agreement except where Bank would have been otherwise required to take such action (or refrain from acting) absent the request or direction of Kohl’s;
(e)
fraudulent acts by Kohl’s, or its Licensees or its Affiliates, or their respective officers, directors, employees, representatives, or agents;
(f)
the failure of Kohl’s or its Licensees to comply with (i) Applicable Law; (ii) Payment Network Rules (other than immaterial noncompliance) or (iii) Operating Policies, unless such failure was the result of any action taken or not taken by Kohl’s or its Licensees at the specific written request or direction of Bank;
(g)
Kohl’s Inserts or Billing Statement messages;
(h)
allegations by a third party that the use of the Kohl’s Licensed Marks or any materials or documents provided by Kohl’s constitutes: (i) libel, slander, and/or defamation; (ii) infringement of intellectual property, including trademark infringement or dilution, or copyright infringement; (iii) unfair competition or misappropriation of another’s ideas or trade secret; (iv) invasion of rights of privacy or rights of publicity; or (v) breach of contract or tortious interference; or
(i)
allegations by a third party that the use of the Kohl’s Core Systems or anything provided by Kohl’s under Section 4.10 (including Kohl’s Core Systems, software or licenses) constitutes infringement, misappropriation or violation of intellectual property unless such allegations are caused by a failure of Bank, its personnel and any third parties engaged thereby to (i) have complied with applicable licenses, and (ii) have maintained the confidentiality of source codes as applicable.

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17.2
Bank’s Indemnification of Kohl’s.

Bank shall indemnify and hold harmless Kohl’s, its Affiliates, their respective officers, directors, employees, agents and representatives and any Person claiming by or through any of them from and against and in respect of any and all losses, liabilities, damages, costs and expenses of whatever nature, including reasonable attorneys’ fees and expenses, relating to third-party claims, which are caused or incurred by, result from, arise out of or relate to:

(a)
Bank’s negligence, gross negligence, recklessness or willful misconduct (including acts and omissions) relating to the Program;
(b)
any breach by Bank or any of its Affiliates, or their respective officers, directors, employees, representatives, or agents of any of the material terms, covenants, representations, warranties or other provisions contained in this Agreement, or any Credit Card Agreement;
(c)
Bank’s failure to satisfy any of its material obligations or liabilities to third parties, including Cardholders;
(d)
any actions or omissions by Kohl’s taken or not taken at Bank’s written request or direction pursuant to this Agreement (e.g., pursuant to such direction transmitted in accordance with Section 3.2(d)), except where Kohl’s would have been otherwise required to take such action (or refrain from acting) absent the request or direction of Bank;
(e)
fraudulent acts by Bank, its Affiliates or their respective officers, directors, employees, representatives, or agents;
(f)
any Account Documentation used by Kohl’s after Bank’s legal review and approval that fails to comply with Applicable Law unless such failure to comply is as a result of subsequent modification to such Account Documentation by Kohl’s;
(g)
the failure of Bank to comply with (i) Applicable Law, (ii) Payment Network Rules (other than immaterial non-compliance), or (iii) Operating Policies, unless such failure was the result of any action taken or not taken by Bank at the specific written request or direction of Kohl’s;
(h)
the Bank’s Inserts or Billing Statement messages;
(i)
[*];
(j)
allegations by a third party that the use of the Bank Licensed Marks or any materials or documents provided by Bank constitutes: (i) libel, slander, and/or defamation; (ii) infringement of intellectual property, including trademark infringement or dilution, or copyright infringement, (iii) unfair competition or misappropriation of another’s ideas or trade secret; (iv) invasion of rights of privacy or rights of publicity; or (v) breach of contract or tortious interference; and
(k)
allegations by a third party that the use of the Bank Systems or anything provided by Bank under Section 4.10 (including Bank Systems, software or licenses) constitutes infringement, misappropriation or violation of intellectual property unless such

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allegations are caused by a failure of Kohl’s, its personnel and any third parties engaged thereby to (i) have complied with licenses and training provided pursuant to Section 4.10(b) after Bank has completed such training and other obligations set forth in Section 4.10(b), (ii) have maintained the confidentiality of source codes accessed pursuant thereto in accordance with this Agreement, and (iii) use or alter the Bank Systems or anything provided by Section 4.10(b) in a manner consistent with the installation, tuning, maintenance and support therefor provided by Bank pursuant to Section 4.10(b) after Bank has completed such support and other obligations set forth in Section 4.10(b).
17.3
Procedures.
(a)
In case any claim is made, or any suit or action is commenced, against either party (the “Indemnified Party”) in respect of which indemnification may be sought by it under this Article 17, the Indemnified Party shall promptly give the other party (the “Indemnifying Party”) notice thereof and the Indemnifying Party shall be entitled to participate in the defense thereof and, with prior written notice to the Indemnified Party given not later than twenty (20) days after the delivery of the applicable notice, to assume, at the Indemnifying Party’s expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. After notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any attorneys’ fees or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.
(b)
The Indemnified Party shall have the right to employ its own counsel if the Indemnifying Party elects to assume such defense, but the fees and expenses of such counsel shall be at the Indemnified Party’s expense, unless (i) the employment of such counsel has been authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has not employed counsel to take charge of the defense within twenty (20) days after delivery of the applicable notice or, having elected to assume such defense, thereafter ceases its defense of such action, or (iii) the Indemnified Party has reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party), in any of which event attorneys’ fees and expenses shall be borne by the Indemnifying Party.
(c)
The Indemnifying Party shall promptly notify the Indemnified Party if the Indemnifying Party desires not to assume, or participate in the defense of, any such claim, suit or action.
(d)
The Indemnified Party or Indemnifying Party may at any time notify the other of its intention to settle or compromise any claim, suit or action against the Indemnified Party in respect of which payments may be sought by the Indemnified Party hereunder, and (i) the Indemnifying Party may settle or compromise any such claim, suit or action solely for the payment of money damages, but shall not agree to any other settlement or compromise without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed (it being agreed that any failure of an Indemnified Party to consent to any settlement or compromise involving relief other than monetary damages shall not be deemed to be unreasonably withheld, conditioned or delayed), and (ii) the Indemnified Party may settle or compromise any such claim, suit or action solely for an amount not exceeding One Thousand Dollars

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($1,000), but shall not settle or compromise any other matter without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.
17.4
Notice and Additional Rights and Limitations.
(a)
If an Indemnified Party fails to give prompt notice of any claim being made or any suit or action being commenced in respect of which indemnification under this Article 17 may be sought, such failure shall not limit the liability of the Indemnifying Party; provided, however, that this provision shall not be deemed to limit the Indemnifying Party’s rights to recover for any loss, cost or expense which it can establish resulted from such failure to give prompt notice.
(b)
This Article 17 shall govern the obligations of the parties with respect to the subject matter hereof but shall not be deemed to limit the rights which any party might otherwise have at law or in equity.
ARTICLE 18

MISCELLANEOUS
18.1
Limitation of Liability.

[*]

18.2
Precautionary Security Interest.
(a)
Kohl’s and Bank agree that this Agreement contemplates the extension of credit by Bank to Cardholders. However, as a precaution in the unlikely event that any person asserts that Article 9 of the UCC applies or may apply to the transactions contemplated hereby, and to secure Kohl’s payment of and performance of all obligations of Kohl’s to Bank, Kohl’s hereby grants to Bank a first priority present and continuing security interest in and to the following, whether now existing or hereafter created or acquired, together with the proceeds thereof: all Accounts, all indebtedness charged to Accounts, and all Charge Transaction Data. In addition, Kohl’s agrees to take any reasonable action requested by Bank, at Bank’s expense, to establish the first lien and perfected status of such security interest, and appoints Bank as Kohl’s attorney-in-fact to take any such action on Kohl’s behalf; provided that Bank shall be responsible for preparing any such documentation.
(b)
In furtherance of Section 18.2(a):
(i)
[*]
(ii)
[*]
(iii)
[*]
18.3
Securitization; Participation.

Bank shall have the right to securitize, pledge or participate the Cardholder Indebtedness or any part thereof by itself or as part of a larger offering at any time, in such a manner that allows Bank to

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obtain cash flows representing all or most of the economic benefits of owning such Cardholder Indebtedness. Such securitization, pledge or participation shall not affect Kohl’s rights or Bank’s obligations hereunder. Bank shall not securitize, pledge or participate the Cardholder Indebtedness in any manner that may encumber any of Kohl’s rights hereunder to purchase the Program Assets. All uses of the Kohl’s Licensed Marks in any securitization document shall be made in accordance with Section 10.1 and with the prior written approval of Kohl’s.

18.4
Assignment.

Except as provided in this Section 18.4, neither party shall assign this Agreement or any of its rights hereunder without the prior written consent of the other party; provided, however, that (a) either party may, without the consent of the other party, (i) assign this Agreement in whole or in part to an Affiliate of such party provided that such Affiliate remains an Affiliate of such party and such assignment shall not relieve such party of its obligations under this Agreement or (ii) following at least ten (10) days’ written notice to the other party (unless such advance notice is prohibited by statute or regulation, in which event such assigning party shall provide notice as promptly as practicable), assign this Agreement to the acquiring party in, or company resulting from, a Change of Control of such assigning party provided that such acquiring or resulting party is reasonably capable of performing such assigning party’s obligations under this Agreement and (b) following at least ten (10) days’ written notice to Bank, Kohl’s may, without the consent of Bank, assign Kohl’s rights to receive funds under this Agreement (but not its obligations) in connection with a financing arrangement.

18.5
Sale or Transfer of Accounts.

Except as provided in Sections 4.6(g), Error! Reference source not found., 16.2 and 18.3, Bank shall not sell or transfer in whole or in part the Accounts.

18.6
Subcontracting.
(a)
It is understood and agreed that, in fulfilling its obligations under this Agreement, either party may utilize its Affiliates or other Persons to perform functions. The party shall be responsible for functions performed by such Affiliates or other Persons to the same extent the party would be responsible if it performed such functions itself.
(b)
If a party proposed to use a third party (e.g., subcontractor or outsourced service provider), other than an Affiliate of Kohl’s or Bank, as the case may be, to perform any of the obligations to be performed by Bank or Kohl’s under this Agreement, such party shall give the other party’s Manager at least thirty (30) days’ prior written notice, which notice shall specify the scope of the proposed services (including the specific services) to be performed by such third party, the identity or qualifications of such third party, the proposed site from which such services would be provided, and a written description of the scope and materials terms of the proposed agreement to be entered into by such party and such third party. Such party shall perform reasonable due diligence in accordance with such party’s then-current due diligence policies and procedures. Upon the request of the other party, such party shall provide a copy of such due diligence assessment to the other party.
(c)
Each party agrees to make commercially reasonable efforts to provide the other party, upon such party’s written reasonable request, with reasonable information regarding the performance by third parties (e.g., subcontractor or outsourced service provider), including, an Affiliate of such party, used by such party to perform any of the obligations

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to be performed by such party under this Agreement, [*]. In the case of significant concerns by a party arising with respect to such Person’s performance of the other party’s obligations under this Agreement that are based on the information provided to such party pursuant to the immediately preceding sentence, the other party shall use commercially reasonable efforts to facilitate joint dialogue among such Person and the parties that are designed to alleviate such concerns.
(d)
Except to the extent not permitted by the subcontractor, the parties agree that if and to the extent that Kohl’s and Bank jointly engage a subcontractor or both Kohl’s and Bank engage the same subcontractor for the same function and in the same manner that Bank engages such subcontractor to support the Program, the subcontractor will be deemed solely for audit purposes to be a subcontractor of Bank and not Kohl’s.
(e)
In connection with third-party subcontractors that Kohl’s uses to fulfill its obligations under the Agreement:
(i)
[*]
(ii)
[*]
(iii)
[*]
(iv)
[*]
(v)
Bank and Kohl’s will in good faith discuss opportunities to optimize such third-party relationships for the mutual benefit of the parties and the Program.

18.7
Amendment.

Except as otherwise specifically provided herein, this Agreement may not be amended except by a written instrument executed and delivered by Bank and Kohl’s. For the avoidance of doubt, an email shall not constitute a written instrument for purposes of this Section 18.7.

18.8
Non-Waiver.

No delay by a party hereto in exercising any of its rights hereunder, or partial or single exercise of such rights, shall operate as a waiver of that or any other right. The exercise of one or more of a party’s rights hereunder shall not be a waiver of any rights or remedies available to such party under this Agreement or in law or at equity.

18.9
Severability.

If any provision of this Agreement is held to be invalid, void or unenforceable, all other provisions shall remain valid and be enforced and construed as if such invalid provision were never a part of this Agreement.

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18.10
Waiver of Jury Trial and Venue.

The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.

[*]

18.11
Governing Law.

This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to internal principles of conflict of laws, and applicable federal law.

18.12
Fair Credit Reporting Act.

Notwithstanding any provision in this Agreement to the contrary, neither party shall be required to disclose information to the other party or any third party under this Agreement, unless the transmittal of such information (a) would not cause such party to be deemed a credit reporting agency under the Fair Credit Reporting Act, 15 U.S.C. §1681 and (b) would not be restricted by such party’s agreement with the credit bureau providing such information.

18.13
Captions.

Captions of the articles and sections of this Agreement are for convenient reference only and are not intended as a summary of such articles or sections and do not affect, limit, modify or construe the contents thereof.

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18.14
Notices.

Unless otherwise set forth herein, any notice, approval, acceptance or consent required or permitted under this Agreement shall be in writing to the other party and shall be deemed to have been duly given when delivered in person or, if sent by United States registered or certified mail, with postage prepaid, or by a nationally recognized overnight delivery service, when received, addressed as follows:

If to Kohl’s:	Kohl’s, Inc. N56 W 17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051 Attention: Chief Executive Officer
With a copy to (which copy shall not constitute notice):	Kohl’s, Inc. N56 W 17000 Ridgewood Drive Menomonee Falls, Wisconsin 53051 Attention: General Counsel
If to Bank:	Capital One, National Association 15000 Capital One Drive Richmond, Virginia 23238 Attention: SVP, Card Partnerships
With a copy to (which copy shall not constitute notice):	Capital One, National Association 1680 Capital One Drive McLean, Virginia 22102 Attention: Chief Counsel, Transactions
18.15
Further Assurances.

Kohl’s and Bank agree to produce or execute such other documents or agreements as may be necessary or desirable for the execution and implementation of this Agreement and the consummation of the transactions specified herein and to take all such further action as the other party may reasonably request in order to give evidence to the consummation of the transactions specified herein, including (in furtherance and not limitation of Schedule 2.2(b) and Schedule 4.1(c)) in connection with, respectively, the launch of the Co-Brand Program or transition of certain servicing functions with respect to the Program from Kohl’s to Bank so as to reflect, effective as of the Co-Brand Program Launch Date or the Systems/Servicing Transition Date, as applicable, any necessary or appropriate adjustments to the parties’ respective rights and obligations hereunder, in each case consistent with Schedule 2.2(b) and Schedule 4.1(c).

18.16
No Joint Venture.

Nothing contained in this Agreement shall be deemed or construed by the parties or any third party to create the relationship of principal and agent, partnership, joint venture or of any association between Kohl’s and Bank, and no act of either party shall be deemed to create any such relationship. Kohl’s and Bank each agree to such further actions as the other may request to evidence and affirm the non-existence of any such relationship.

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18.17
Press Releases.

Kohl’s and Bank shall mutually agree on the content, timing and distribution of a press release announcing the execution of this Agreement. Kohl’s and Bank each shall obtain the prior written approval of the other party with regard to the substance and timing of any press releases which announce the execution of this Agreement or the transactions specified herein, which prior approval shall not unreasonably be withheld, conditioned or delayed. At all times thereafter, Kohl’s and Bank, prior to issuing any press releases concerning this Agreement or the transactions specified herein, shall consult with each other concerning the proposed substance and timing of such releases and give due consideration to the comments of the other party relating thereto.

18.18
No Set-Off.

Kohl’s and Bank agree that each party has waived any right to set-off, combine, consolidate or otherwise appropriate and apply (i) any assets of the other party held by the party or (ii) any indebtedness or other liabilities at any time owing by the party to the other party, as the case may be, against or on account of any obligations owed by the other party under this Agreement, except as expressly set forth herein.

18.19
Conflict of Interest.

Each party hereto, in performing it obligations hereunder, shall maintain appropriate business standards, procedures and controls. Each party shall review such standards, procedures and controls with reasonable frequency during the Term of this Agreement including those related to the activities of its employees and agents in their relations with the employees, agents and representatives of the other parties hereto and with other third parties.

18.20
Third Parties.

There are no third-party beneficiaries to this Agreement. The parties do not intend: (i) the benefits of this Agreement to inure to any third party; or (ii) any rights, claims or causes of action against a party to be created in favor of any person or entity other than the other party.

18.21
Force Majeure.

If performance of any service or obligation under this Agreement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages of materials, rationing, utility or communication failures, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo or any law, order, proclamation, regulation, ordinance, demand or requirement having legal effect of any government or any judicial authority or representative of any such government, or any other act whatsoever, whether similar or dissimilar to those referred to in this clause, which are beyond the reasonable control of a party and could not have been prevented by reasonable precautions, then such party shall be excused from such performance to the extent of and during the period of such prevention, restriction, delay or interference. A party excused from performance pursuant to this Section shall exercise all reasonable efforts to continue to perform its obligations hereunder, including by implementing its disaster recovery and business continuity plan as provided pursuant to Section 7.7, and shall thereafter continue with reasonable due diligence and good faith to remedy its inability to so perform except that nothing herein shall obligate either party to settle a strike or other labor dispute when it does not wish to do so.

18.22
Entire Agreement.

This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by Kohl’s and Bank (or by any officer or employee of either of such parties) relating to the matters specified herein and constitutes the entire agreement by the parties related to the matters specified herein or therein.

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18.23
Binding Effect; Effectiveness.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the other.

18.24
Counterparts/Facsimiles/PDF E-Mails.

This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. Any telefacsimile or PDF e-mailed version of an executed counterpart shall be deemed an original. Signature pages may be electronically executed and delivered, including by any electronic method complying with the federal ESIGN Act (e.g., DocuSign) or by wet ink signature captured on a .pdf email attachment, and any signature pages so executed and delivered shall be valid and binding for all purposes. The foregoing provision supersedes any other consent signed by the parties related to the electronic signature and delivery of this Agreement.

18.25
Survival.

Upon the conclusion of the Termination Period, all obligations of the parties under this Agreement shall cease, except that the obligations of the parties pursuant to Articles/Sections 2.6 (Non-Solicitation), 4.9 (Taxes), the last sentence of 5.6(c), 6 (Cardholder and Customer Information), 10 (Licensing of Trademarks; Intellectual Property), 11.3(b) (Litigation), 11.4(b) (Litigation), 11.5 (Interchange Lawsuit), 12 (Confidentiality), 16 (Effects of Termination), 17 (Indemnification), 18.1 (Limitation of Liability), 18.8 (Non-Waiver), 18.10 (Waiver of Jury Trial and Venue), 18.11 (Governing Law), 18.14 (Notices), 18.17 (Press Releases), 18.18 (No Set-Off), 18.20 (Third Parties), 18.22 (Entire Agreement), 18.23 (Binding Effect; Effectiveness), 18.25 (Survival), and 18.27 (Cumulative Remedies) shall survive. In addition, the obligations of the parties pursuant to: (a) Section 7.6(a) shall survive for a period of three (3) years following the conclusion of the Termination Period but solely with respect to the performance of the parties’ respective financial or tax obligations under this Agreement and (b) Sections 9.1 (Monthly Statement to Kohl’s), 9.2 (Program-Related Payments), 9.4 (Recoveries) and 9.5 (Sharing of Program Bad Debts) shall survive, but only with respect to periods occurring prior to the conclusion of the Termination Period. In furtherance and not in limitation of the foregoing in this Section 18.25, Bank shall be entitled to collect Accounts retained by Bank following termination in any lawful manner.

18.26
Good Faith.

All actions and inactions of a party under this Agreement (including any exercise of a party’s ultimate decision-making authority) shall be made in good faith.

18.27
Cumulative Remedies.

Except as expressly provided in Sections 2(e), 8(e), and 9 of Schedule 2.2(b) with respect to the Co-Brand Program, no right, remedy or election herein shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

KOHL’S, INC.

By:	/s/ Greg Revelle
Name:	Greg Revelle
Title:	Chief Marketing Officer

CAPITAL ONE, NATIONAL ASSOCIATION

By:	/s/ Thomas Stinson
Name:	Thomas Stinson
Title:	Senior Vice President

List of Schedules

Schedule A	Kohl’s Licensed Marks
Schedule B	Bank Licensed Marks
Schedule 2.2(b)	Co-Brand Program
Schedule 2.3(a)	Account Terms
Schedule 2.4(a)	[*]
Schedule 2.4(b)	FFT
Schedule 2.4(c)	Digital Wallets
Schedule 2.4(d)	Kohl’s Pay
Schedule 2.4(e)	Apple Pay
Schedule 2.5(i)	Retail Department Stores
Schedule 3.2(a)	Program Managers
Schedule 3.7	Kohl’s Matters and Bank Matters
Schedule 3.7(b)(i)(x)	Impact on the Program
Schedule 4.1(a)	Marketing Guidelines
Schedule 4.1(c)	Systems and Servicing Transition
Schedule 4.2(d)	Kohl’s Collections Dialing Strategies
Schedule 4.6(a)-1	Kohl’s Shopper Data Provided to Bank
Schedule 4.6(a)-2	Agreed Risk Management Policies
Schedule 4.6(e)	Jointly Developed Credit Models
Schedule 4.6(f)	Bank’s Recovery Practices
Schedule 6.3(b)	Program Privacy Policy
Schedule 6.3(f)-1	Aggregated and Anonymized Data Provided to Kohl’s
Schedule 6.3(f)-2	Cardholder Data Subject to Opt-In or Opt-Out
Schedule 6.5(a)	Information Assurance Controls
Schedule 7.1	Reports
Schedule 7.2	Lockbox Obligations
Schedule 7.3(a)	Regulatory SLAs
Schedule 7.3(b)	Service Levels (Non-Regulatory)
Schedule 7.3(c)	General SLA Terms
Schedule 9.1(b)	Monthly Settlement Sheet (following Co-Brand Program Launch Date)
Schedule 9.2	Program Economics
Schedule 9.3	Renegotiation of Terms
Schedule 9.5	Sharing of Program Bad Debts
Schedule 11.3(i)	Incentive-Based Compensation
Schedule 13.1	Retail Portfolio Acquisitions and Dispositions
Schedule 15.2(c)	Termination Fee Schedule
Schedule 16.2(a)	Illustrative Example of Purchase Option Timeline
Schedule 16.2(e)-1	RFP Bid Data
Schedule 16.2(e)-2	Account Level Data
Schedule 16.2(e)-3	Third Party Beneficiary
Schedule 18.6	Kohl’s Existing Third-Party Subcontractors by Tier

27025432.2

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